UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant To Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.   )

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U-Store-It Trust
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460 East Swedesford Road, Suite 3000

Wayne, Pennsylvania 19087

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on June 1, 2011

Dear Shareholder:

You are cordially invited to attend our 2011 annual meeting of shareholders to be held on June 1, 2011, at 8:00 a.m., Eastern Daylight Savings time, at the Embassy Suites Philadelphia-Valley Forge, 888 Chesterbrook Boulevard, Wayne, Pennsylvania 19087, for the following purposes:

1.               To elect as trustees the seven individuals named in the accompanying proxy statement to serve until our 2012 annual shareholders meeting and until their successors are duly elected and qualify;

2.               To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2011;

3.               To cast a non-binding, advisory vote on our executive compensation;

4.               To cast a non-binding, advisory vote on the frequency of holding an advisory vote on our executive compensation; and

5.               To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Only shareholders of record at the close of business on March 15, 2011 will be entitled to notice of and to vote at the meeting.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED.

By Order of the Board of Trustees

Jeffrey P. Foster
Secretary

Wayne, Pennsylvania

April 8, 2011

460 East Swedesford Road, Suite 3000

Wayne, Pennsylvania 19087

PROXY STATEMENT

FOR THE 2011 ANNUAL MEETING

OF SHAREHOLDERS

The Board of Trustees of U-Store-It Trust is soliciting proxies to be voted at the annual meeting of shareholders to be held on June 1, 2011, at 8:00 a.m., prevailing Eastern time, and at any adjournment or postponement of the meeting.  This proxy statement, the enclosed proxy card and our 2010 Annual Report on Form 10-K are first being furnished to shareholders and made available electronically on our website at www.ustoreit.com under “Investor Relations” beginning on or about April 8, 2011.

At the meeting, we will ask the holders of record of our common shares of beneficial interest as of the close of business on March 15, 2011 to consider and vote on the proposals listed below:

(1)                                  To elect as trustees the seven individuals named in the accompanying proxy statement to serve until our 2012 annual shareholders meeting and until their successors are duly elected and qualify;

(2)                                  To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2011;

(3)                                  To cast a non-binding, advisory vote on our executive compensation;

(4)                                  To cast a non-binding, advisory vote on the frequency of holding an advisory vote on our executive compensation; and

(5)                                  To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Our Board of Trustees knows of no other business that will be presented for consideration at the meeting.  If any other matter should be properly presented at the meeting or any adjournment or postponement of the meeting for action by the shareholders, the persons named in the proxy form will vote the proxy in accordance with their discretion on such matter.

Important Notice Regarding the Availability of Proxy Materials

for the Shareholder Meeting to Be Held on June 1, 2011

This proxy statement and the 2010 Annual Report to Shareholders are available at http://ir.ustoreit.com

ABOUT THE MEETING

Why am I receiving this proxy statement?

This proxy statement contains information related to the solicitation of proxies for use at our 2011 annual meeting of shareholders, to be held at 8:00 a.m., prevailing Eastern time, on June 1, 2011, at the Embassy Suites Philadelphia-Valley Forge, 888 Chesterbrook Boulevard, Wayne, Pennsylvania 19087, for the following proposals:

•                  to elect as trustees seven individuals to serve until our 2012 annual shareholders meeting and until their successors are duly elected and qualify;

•                  to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2011;

•                  to cast a non-binding, advisory vote on our executive compensation;

•                  to cast a non-binding advisory vote on the frequency of holding an advisory vote on our executive compensation; and

•                  to transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

This solicitation is made by U-Store-It Trust on behalf of our Board of Trustees.  “We,” “our,” “us” and the “Company” refer to U-Store-It Trust, a Maryland real estate investment trust and its subsidiaries.

What are the Board’s recommendations?

Our Board recommends that you vote:

•                  FOR the election of the trustees nominated and named in this proxy statement to serve as trustees;

•                  FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2011; and

•                  FOR the approval, on an advisory, non-binding basis, of the compensation of our named executive officers.

Our Board makes no recommendation on a vote as to the frequency with which shareholders are provided an advisory vote on executive compensation.

Who is entitled to vote at the annual meeting?

Only holders of record of our common shares at the close of business on March 15, 2011, the record date for the annual meeting, are entitled to notice of and to vote at the meeting or any adjournment or postponement of the annual meeting.  Our common shares are the only class of securities entitled to vote at the meeting.

Who can attend the annual meeting?

All holders of our common shares at the close of business on March 15, 2011, the record date for the annual meeting, or their duly appointed proxies, are authorized to attend the annual meeting.  If you attend the meeting, you may be asked to present valid picture identification, such as a driver’s license or passport, before being admitted. Cameras, recording devices, and other electronic devices will not be permitted at the meeting.  If you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of the brokerage statement reflecting your stock ownership as of March 15, 2011, or a legal proxy from your broker.

What will constitute a quorum at the annual meeting?

A quorum of common shareholders is required to hold a valid meeting of our shareholders. The presence at the meeting, in person or by proxy, of the holders of a majority of the common shares outstanding at the close of business on March 15, 2011 will constitute a quorum, permitting the shareholders to conduct business at the meeting.  The shares of a shareholder whose ballot on any or all proposals is marked as “abstain” will be included in the number of shares present at the meeting for the purpose of determining the presence of a quorum.  If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will be considered as present for purposes of determining a quorum, but will not be voted with respect to that matter.

As of the record date, there were 99,427,944 common shares outstanding.

How do I vote my shares that are held by my bank or broker?

If your shares are held by a bank or broker, you should follow the voting instructions provided to you by the bank or broker.  Although most banks and brokers offer voting by mail, telephone and on the Internet, availability and specific procedures will depend on their voting arrangements.  If you do not provide voting instructions to your bank or broker, your shares are referred to as “uninstructed shares.”  Whether your bank or broker has the discretion to vote these shares on your behalf depends on the ballot item.  Under the rules of the New York Stock Exchange (the “NYSE”), your bank or broker does not have discretion to vote uninstructed shares on non-routine matters, such as Proposals 1, 3 and 4, and as such, may not vote uninstructed shares in the votes on such proposals.  However, your bank or broker has discretion to vote your shares on routine matters, such as Proposal 2.

What Vote Is Required to Approve Each Proposal?

Voting Rights Generally.  Each common share outstanding on the record date entitles its holder to cast one vote on each matter to be voted upon at the annual meeting.  Shareholders have no cumulative voting rights.  Although the advisory votes on Proposals 3 and 4 are non-binding, as provided by law, our Board will review the results of the votes and, consistent with our record of shareowner engagement, will take them into account in making a determination concerning executive compensation and the frequency of such advisory votes.

Proposal 1:  Election of Trustees.  Trustees are elected by a plurality of the votes cast at the annual meeting.  Shareholders may vote in favor of all nominees, withhold their votes as to all nominees, or withhold their votes as to specific nominees.  “Votes cast” exclude abstentions and any votes withheld by banks or brokers in the absence of instructions from street-name holders (“broker non-votes”).  Abstentions and broker non-votes will therefore have no effect on the outcome of the vote on this proposal.

Proposal 2:  Ratification of KPMG LLP as Our Independent Registered Public Accounting Firm.  Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2011 requires the affirmative vote of a majority of all votes cast on this proposal (which means the votes cast “for” the proposal must exceed the votes cast “against” the proposal).  Accordingly, abstentions and broker non-votes will have no effect on the outcome of the vote on this proposal.

Proposal 3:  Advisory Vote on Executive Compensation.  Approval, by a non-binding, advisory vote, of our executive compensation requires the affirmative vote of a majority of all votes cast on this proposal.  Abstentions and broker non-votes will therefore have no effect on the outcome of the vote on this proposal.

Proposal 4:  Advisory Vote on Frequency of Holding Advisory Vote on Executive Compensation.  The shareholders’ recommendation regarding the frequency of holding an advisory vote on our executive compensation requires the affirmative vote of a majority of all votes cast on this proposal.  In the event that no option receives a majority of the votes cast, we will consider the frequency of the advisory vote on our executive compensation receiving the greatest number of votes (every one, two or three years) to be the frequency recommended by shareholders.  Abstentions and broker non-votes will have no effect on the outcome of the vote on this proposal.

How do I vote?

You or your duly authorized agent may authorize a proxy to vote your shares by completing and returning the accompanying proxy card, or you may attend the meeting and vote in person.  Even if you plan to attend the meeting in person, we recommend that you submit the accompanying proxy card or voting instructions by the applicable deadline so that your vote will be counted if you later decide not to attend the meeting.

May I change my vote after I return my proxy card?

Yes. You may revoke a previously granted proxy at any time before it is exercised by submitting to our Secretary a notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

How are proxy card votes counted?

If the accompanying proxy card is properly signed and returned to us, and not revoked, your shares will be voted as directed by you.  Unless contrary instructions are given, the persons designated as proxy holders on the proxy card will vote “FOR” the election of all nominees for our Board of Trustees named in this proxy statement, “FOR” the ratification of KPMG LLP as our independent registered public accounting firm, “FOR” the approval of the compensation of our named executive officers, and as recommended by our Board of Trustees with regard to any other matters which properly come before the annual meeting, or, if no such recommendation is given, the persons designated as proxy holders on the proxy card will vote in their own discretion.  Proxy cards for which no instructions are provided as to Proposal 4 will be treated as abstentions on such proposal.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, it means that you hold shares registered in more than one account.  To ensure that all of your shares are voted, sign and return each proxy card you receive.

Who pays the costs of soliciting proxies?

We will pay the costs of soliciting proxies. We hired Georgeson Inc. to serve as proxy solicitors for us at a cost of $7,500. In addition to soliciting proxies by mail, our officers, trustees and other employees, without additional compensation, may solicit proxies personally or by other appropriate means. It is anticipated that banks, brokers, fiduciaries, custodians and nominees will forward proxy soliciting materials to their principals, and that we will reimburse such persons’ out-of-pocket expenses.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results for Proposals 1 through 4 will be published in a current report on Form 8-K and filed with the Securities and Exchange Commission, or SEC, within four business days following the annual meeting.  Our determination regarding the frequency of shareholder advisory votes on executive compensation will be disclosed on an amendment to our current report on Form 8-K disclosing final voting results for Proposals 1 through 4 not later than the earlier of one-hundred fifty days after the annual meeting or sixty days prior to the deadline for submission of shareholder proposals to the Board.

How can I obtain our Annual Report on Form 10-K?

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, is being furnished with this proxy statement.  These documents are also available electronically on our website at http://ir.ustoreit.com.  Our 2010 Annual Report on Form 10-K is not incorporated into this proxy statement and shall not be considered proxy solicitation material.

If you wish to have additional printed copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as well as a copy of any exhibit specifically requested, or additional printed copies of this proxy statement, we will mail these documents to you without charge. Requests should be sent to: Secretary of the Company, U-Store-It Trust, 460 East Swedesford Road, Suite 3000, Wayne, Pennsylvania 19087. Our Form 10-K has been filed with the SEC and may be accessed from the SEC’s homepage at www.sec.gov.

Who should I contact if I have any questions?

If you have any questions about the annual meeting, these proxy materials or your ownership of our common shares, please contact our Secretary by telephone at (610) 293-5700 or by fax at (610) 293-5729.

PROPOSAL 1:  ELECTION OF TRUSTEES

Our Board of Trustees is currently comprised of eight trustees, each of whose term expires at the 2011 annual meeting.  The Corporate Governance and Nominating Committee recommended to our Board of Trustees that seven of our current trustees be nominated to stand for re-election as follows:  William M. Diefenderfer III, Dean Jernigan, Marianne M. Keler, David J. LaRue, John F. Remondi, Piero Bussani, and Jeffrey F. Rogatz.  Pursuant to our Corporate Governance Guidelines, Mr. Haller is not eligible to be nominated for election to our Board of Trustees since he has reached his 72nd birthday.  Our Board of Trustees has taken action to reduce the size of the Board from eight to seven trustees immediately upon the expiration of Mr. Haller’s term at the annual meeting.

The Board of Trustees recommends that shareholders vote in favor of the election of each of the seven nominees to serve as trustees until the 2012 annual meeting of shareholders and until their successors are duly elected and qualify. Based on its review of the relationships between the trustee nominees and us, the Board of Trustees affirmatively determined that if these nominees are elected, six of the seven trustees — William M. Diefenderfer III, Marianne M. Keler, David J. LaRue, John F. Remondi, Piero Bussani, and Jeffrey F. Rogatz will be “independent” trustees under the rules of the NYSE.

The Board of Trustees knows of no reason why any nominee would be unable to serve as a trustee.  If any nominee is unavailable for election or service, the Board of Trustees may designate a substitute nominee and the persons designated as proxy holders on the proxy card will vote for the substitute nominee recommended by the Board of Trustees, or the Board of Trustees may decrease the size of our Board of Trustees, as permitted by our bylaws.  Each nominee has consented to be named in this proxy statement and has agreed to serve if elected.

When considering whether nominees for trustee have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board of Trustees to satisfy its oversight responsibilities effectively in light of our business and structure, the Corporate Governance and Nominating Committee and the Board of Trustees focused primarily on the information discussed in each of the trustees’ individual biographies set forth below.

Nominees for Election for a Term Expiring at the 2012 Annual Meeting

Set forth below are descriptions of the backgrounds and principal occupations of each of our nominees for trustee, and the period during which he or she has served as a trustee, as of April 8, 2011.

William M. Diefenderfer III, 65, has served as our Chairman of the Board since February 2007 and as a trustee since our initial public offering in October 2004. Mr. Diefenderfer has been a partner in the law firm of Diefenderfer, Hoover, Boyle & Wood since 1991. He served as Chief Executive Officer and President of Enumerate Solutions Inc., a privately-owned technology company that he co-founded, from 2000 to 2002. From 1992 to 1996, Mr. Diefenderfer served as Treasurer and Chief Financial Officer of Icarus Aircraft, Inc., a privately-owned aviation technology company. Mr. Diefenderfer served a two-year term on the Public Company Accounting Oversight Board’s Standing Advisory Group from 2004 through 2005. In October 2006, he accepted appointment to the Commission on the Future of American Veterans, the purpose of which is to formulate a clear plan to guide the U.S. Department of Veteran’s Affairs for the next twenty years. Mr. Diefenderfer serves as Vice-Chairman of the Board of Directors of Enumerate Solutions Inc., as well as chairman of its Audit Committee. He currently serves on the board of SLM Corporation, a publicly-traded company more commonly known as Sallie Mae, a leading provider of student loans and administrator of college savings plans. He is a member of Sallie Mae’s Finance Committee.

Relevant Areas of Experience:  Mr. Diefenderfer has experience serving on boards of directors and has a background in accounting, including serving a term on the Public Company Accounting Oversight Board’s Standing Advisory Group.

Piero Bussani, 45, has served as a trustee since February 2010.  Mr. Bussani was appointed by the Board upon the recommendation of the Corporate Governance and Nominating Committee. Since December 2004, Mr. Bussani has been General Counsel and Executive Vice President for WHM LLC (aka Luxury Resorts and Hotels), a leading luxury hotel management company that manages hotels and resorts owned by affiliates of the Blackstone Group.  Mr. Bussani is responsible for overseeing and managing the legal, human resources and risk functions for the management and operation of hotels and resorts throughout the U.S. and Caribbean.  From June 1996 through June 2007, Mr. Bussani served as General Counsel and Executive Vice President for Extended Stay America, Inc. and Extended Stay Hotels in Spartanburg, South Carolina.  From July 1995 through June 1996, Mr. Bussani was Senior Real Estate Counsel for Blockbuster Entertainment Group in Fort Lauderdale, Florida.  Mr. Bussani started his career as an associate in the litigation and real estate groups of Arent Fox Kintner Plotkin & Kahn in Washington D.C. where he worked from August 1991 through July 1995.

Relevant Areas of Experience:  Mr. Bussani has significant experience as a general counsel in the hospitality industry, including combined business and legal experience with regard to customer retention, occupancy, and risk mitigation.

Dean Jernigan, 65, has been our Chief Executive Officer since April 2006 and also has served as a member of our Board of Trustees since that time. Mr. Jernigan served as our President from April 2006 to November 2008. From 2004 to April 2006, Mr. Jernigan served as President of Jernigan Property Group, LLC, a Memphis-based company that formerly owned and operated self-storage facilities in the United States.  From 2002 to 2004, Mr. Jernigan was a private investor. From 1984 to 2002, he was Chairman of the Board and Chief Executive Officer of Storage USA, Inc., which was a publicly-traded self-storage REIT from 1994 to 2002. Mr. Jernigan served as a member of the National Association of Real Estate Investment Trusts’ Board of Governors from 1995 to 2002, and as a member of its Executive Committee from 1998 to 2002. Mr. Jernigan currently serves on the board of Thomas & Betts, Inc., a publicly-traded electrical components and equipment company.

Relevant Areas of Experience:  Mr. Jernigan has experience with boards of directors and real estate investment trusts and, in particular, knowledge and experience in the self storage industry.  Mr. Jernigan has gained extensive knowledge of our business through his service as our Chief Executive Officer, his private self storage investments, and his position with Storage USA, Inc.

Marianne M. Keler, 56, has served as a trustee since March 2007.  From 1985 to February 2006, Ms. Keler served in various positions with SLM Corporation, a publicly-traded company more commonly known as Sallie Mae. From 2005 to 2006, she served as Executive Vice President, Corporate Strategy, Consumer Lending and Administration, where she led several business lines, including SLM Financial. From 2001 to 2004, she was Executive Vice President and General Counsel for SLM.  Ms. Keler was an attorney at the U.S. Securities and Exchange Commission from 1981 to 1984.  She is a partner of Keler-Kershow, LLC, a private law firm, and chairs the board of the American University of Bulgaria as well as the board of Building Hope, a charter school lender.   Ms. Keler is a member of the board of directors of Sallie Mae Bank, the E.L. Haynes Public Charter School, the Institute for American Universities, and the National Student Clearinghouse.

Relevant Areas of Experience:  Ms. Keler has extensive finance, merger and acquisition, management, governance and risk management experience, including over 20 years of service as a senior corporate officer at a Fortune 100 financial services company.

David J. LaRue, 49, has served as a trustee since our initial public offering in October 2004. Since March 2010, Mr. LaRue has served as the Executive Vice President and Chief Operating Officer at Forest City Enterprises, Inc., a publicly-traded real estate company.  In this position, Mr. LaRue has been responsible for all real estate activity, including operations and development of the portfolio.  From 2003 until March 2010, Mr. LaRue served as the President and Chief Operating Officer of Forest City Commercial Group, the largest strategic business unit of Forest City Enterprises, Inc. While at the Commercial Group, Mr. LaRue was responsible for the execution of operating and development plans within the Commercial Group, which owns, develops, acquires and manages retail, office, hotel and mixed-use projects throughout the United States. Mr. LaRue served as Executive Vice President of Forest City Rental Properties from 1997 to 2003. Mr. LaRue has been with Forest City since 1986.  Mr. LaRue serves as a Trustee for the International Council of Shopping Centers.  Additionally, Mr. LaRue is involved as a board member of the following non-profit entities: the Greater Cleveland Sports Commission, the Friends of the Cleveland School of the Arts and the Lawrence School.

Relevant Areas of Experience:  Mr. LaRue has a strong financial and audit background with real estate companies, including with Forest City Commercial Group.  Mr. LaRue has also gained knowledge of our industry as a result his involvement in real estate ownership, strategy, operation and investment in connection with his experience at Forest City Commercial Group.

John F. Remondi, 48, has served as a trustee since November 2009.  Mr. Remondi was appointed by the Board upon the recommendation of the Corporate Governance and Nominating Committee.  Mr. Remondi is President and Chief Operating Officer of SLM Corporation, a publicly-traded company more commonly known as Sallie Mae.  Prior to rejoining SLM in 2008, Mr. Remondi served as Portfolio Manager to PAR Capital Management Corp. in Boston, Massachusetts, from 2005 to 2008.  From 1999 to 2005, Mr. Remondi served in several financial positions with SLM, including Executive Vice President, Corporate Finance.  In addition to his experience at SLM Corporation, Mr. Remondi served in corporate finance positions with New England Education Loan Marketing Corporation and BayBank Boston.

Relevant Areas of Experience:  Mr. Remondi has considerable financial management experience, including service as chief financial officer at a Fortune 100 financial services company.

Jeffrey F. Rogatz, 49, has served as a trustee since January 2011.  Mr. Rogatz is the co-founder of Palladian Realty Capital which provides consulting and advisory services to public and private real estate companies.  In addition to Palladian Realty Capital, Mr. Rogatz is the founder and President of Triangle Real Estate Advisors LLC, a real estate asset management company, which is the manager of Triangle Real Estate Securities Fund LLC.  Mr. Rogatz is also founder and President of Ridgeway Capital LLC, a real estate investment and advisory firm that invests in office, industrial and retail leased assets in the Mid-Atlantic area, and provides advisory services to various clients which have included several publicly traded real estate investment trusts.  Prior to founding Ridgeway Capital in 2001, Mr. Rogatz was chief financial officer of Brandywine Realty Trust, a NYSE-listed real estate investment trust. Prior to joining Brandywine in 1999, Mr. Rogatz was a managing director and head of the REIT practice for Legg Mason Wood Walker, Incorporated.  Mr. Rogatz is a member of the Board of Directors of CapLease, Inc., a publicly traded diversified real estate investment trust, the Friends of Woodlawn Library, Inc. and Opera Delaware, and a member of the William and Mary Business School Foundation Board.

Relevant Areas of Experience:  Mr. Rogatz has experience serving on boards of directors and has knowledge and experience working with real estate investment trusts.  Mr. Rogatz has also gained knowledge of our industry as a result his involvement in real estate ownership, strategy, operation and investment through his roles with Palladian Realty Capital and Triangle Real Estate Advisors, LLC.

Vote Required and Recommendation of Our Board of Trustees

The affirmative vote of a plurality of all the votes cast at the annual meeting is necessary for the election of a trustee.  For purposes of the election of trustees, “votes cast” exclude abstentions and broker non-votes.  Abstentions and broker non-votes will have no effect on the outcome of the vote on this proposal.

OUR BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE ABOVE NOMINEES.

CORPORATE GOVERNANCE

Corporate Governance Documents

Our Board of Trustees maintains corporate governance guidelines and a code of business conduct and ethics.  To view the corporate governance guidelines and code of business conduct and ethics, please visit our website at www.ustoreit.com.  Each of these documents is also available in print, free of charge, to any shareholder who requests them in writing to the Secretary, U-Store-It Trust, 460 East Swedesford Road, Suite 3000, Wayne, Pennsylvania 19087.

Independence of Trustees

NYSE listing standards require listed companies to have a majority of independent board members and to have each of the nominating/corporate governance, compensation and audit committees comprised solely of independent trustees.  Under the listing standards and other independence requirements of the NYSE in order for a trustee to qualify as “independent,” our Board of Trustees must affirmatively determine that the trustee has no material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us) and otherwise qualifies as independent under NYSE listing standards.

For these purposes, an “immediate family” member includes a trustee’s spouse, parents, children, siblings, mother and father-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares the trustee’s home.

Our Board of Trustees evaluated the status of each trustee who served on our Board during 2010 and of Mr. Rogatz and affirmatively determined, after broadly considering all facts and circumstances, that (other than Mr. Jernigan who is our Chief Executive Officer) each of our other Trustees and Mr. Rogatz meets the independence requirements of the NYSE because each has no known relationship (material or otherwise) with us.

Oversight of Risk Management

Risk is inherent in business and we are exposed to a number of risks and we regularly identify and evaluate these risks and develop enterprise-based plans to manage them effectively. Our Board and management consider risk for these purposes to be the possibility that an undesired event could occur that adversely affects the achievement of our objectives.  Risks vary in many ways, including the ability of the Company to anticipate and understand the risk, the types of adverse impacts that could occur if the undesired event occurs, the likelihood that an undesired event and a particular adverse impact would occur, and the ability of the Company to control the risk and the potential adverse impacts.  A discussion of particular risks identified by the Company is included in our most recent Annual Report Form 10-K filed with the SEC on March 1, 2011.

Our Board and the relevant Board Committees that report on their deliberations to the Board have oversight of our risk management policies and procedures.  In addition, our Chief Executive Officer, Chief Financial Officer and Chief Legal Officer are directly responsible for our enterprise risk management function and report to our Board of Trustees and the relevant Board Committees in this regard to discuss the risks facing us, highlight any new risks that may have arisen since they last met, and develop programs and recommendations to determine the sufficiency of risk identification and the appropriate manner in which to control risk.  The relevant Board Committees then report their discussions with the Chief Executive Officer, Chief Financial Officer and Chief Legal Officer regarding our risk management efforts to our Board of Trustees for consideration.  Our Board and its Committees oversee risks associated with their respective principal areas of focus as summarized below:

Board Committee	Primary Area of Risk Oversight
Audit

Risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosure, internal control over financial reporting, financial policies, investment guidelines and credit and liquidity matters.

Corporate Governance and Nominating	Risks and exposures associated with leadership and succession planning; and corporate governance.
Compensation

Risks and exposures associated with executive compensation programs and arrangements, including incentive plans. See “Compensation Discussion and Analysis — Additional Compensation Information — Compensation and Risks.”

In fulfilling their risk management responsibilities, our Chief Executive Officer, Chief Financial Officer and Chief Legal Officer have developed management reporting processes that are designed to provide visibility to the Board about the identification, assessment, and management and mitigation of critical risks.  Our Chief Executive Officer, Chief Financial Officer and Chief Legal Officer work closely with members of executive and senior management, including our President, the heads of each Company department, and financial and accounting staff to maintain these management reporting processes.   Not less than quarterly, the Chief Executive Officer, Chief Financial Officer and Chief Legal Officer conduct a risk disclosure meeting with all members of senior management and the heads of each Company department to discuss financial (accounting, credit, liquidity, and tax), legal, regulatory, compliance and reputational risks.  Our executives also report directly to our Board on at least an annual basis to apprise them directly of our risk management efforts.

Members of our senior management also participate in the implementation of our risk management policy.  Not less than annually, senior management and the heads of each Company department conduct a review of all enterprise risk management policies and procedures and recommend revisions to company controls and policies.  Finally, we retain outside consultants to review risks facing us and to recommend policies and programs to minimize the impact of any risks identified in connection with such review.

Communications with the Board

Shareholders and other interested parties may communicate with the Board of Trustees or with the non-management Trustees, as a group or individually by communicating directly with the Chairman of the Board. Please send any correspondence you may have in writing to the “Chairman of the Board” c/o Secretary of U-Store-It Trust, 460 East Swedesford Road, Suite 3000, Wayne, Pennsylvania 19087, who will then directly forward your correspondence to the Chairman of the Board. The Chairman of the Board will decide what action should be taken with respect to the communication, including whether such communication should be reported to the Board of Trustees.

POLICIES AND PROCEDURES REGARDING REVIEW, APPROVAL
OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

Under our declaration of trust, we may enter into any contract or transaction with a trustee, officer, employee or agent, or any person affiliated with any of them, in which such person has a material financial interest, provided that (i) the Board of Trustees is made aware of the interest and a majority of the disinterested trustees approves or ratifies the contract or transaction; (ii) our shareholders are made aware of the interest and holders of a majority of our outstanding shares entitled to vote (excluding shares owned by the interested party) approve or ratify the contract or transaction; or (iii) the contract or transaction is fair and reasonable to us.

As set forth in our corporate governance guidelines, our Board of Trustees adopted a policy providing that transactions with a trustee who has a personal or financial interest (direct or indirect) should be scrutinized carefully to ensure that the transaction is in our best interests and will not otherwise create a conflict of interest. Without the approval of a majority of the disinterested trustees, we will not enter into a transaction or arrangement (including utilizing the services of any trustee to provide legal, accounting, financial, consulting or other similar services) in which a trustee has a material personal or financial interest (direct or indirect). Whether an interest is a material personal or financial interest in a transaction or arrangement will be determined by the Board of Trustees on a case-by-case basis, but at a minimum a trustee will be considered to have a material personal or financial interest in a transaction or arrangement if we will be required to disclose the transaction or arrangement in our proxy statement or in our Annual Report on Form 10-K. The interested trustee will not participate in any Board discussion regarding the matter in which he or she has such an interest. For purposes of this policy, the disinterested trustees will consider the interests of any entity with which a trustee is affiliated, any immediate family member of a trustee, and any entity in which a trustee’s immediate family member has a material interest.

Pursuant to its charter, our Corporate Governance and Nominating Committee is responsible for reviewing any transactions and arrangements with our trustees and making a recommendation to the Board of Trustees concerning such transactions and arrangements. The Corporate Governance and Nominating Committee maintains written procedures regarding general related party transactions and office lease agreements between the Company and related parties.  Below is a description of the material features of these procedures, including types of transactions that are covered by them and the standards applied in evaluating transactions and arrangements with trustees and executive officers.

General Related Party Transaction Procedures

The General Related Party Transaction Procedures govern the review of transactions and arrangements in which trustees or executive officers may have a direct or indirect interest that, while not technically requiring approval of the disinterested trustees under our declaration of trust or our corporate governance guidelines, may nonetheless be advisable to be reviewed and approved by the Corporate Governance and Nominating Committee to ensure that related party transactions are properly reviewed and, if necessary, approved first by the Corporate Governance and Nominating Committee, and if appropriate, by a majority of disinterested trustees. The procedures outline: (i) requirements and procedures for trustees and executive officers to report any potential related party transaction to our compliance officer (currently, our Chief Legal Officer); (ii) the procedures our compliance officer follows in collecting and submitting to the Chairman of the Corporate Governance and Nominating Committee information regarding potential related party transactions; (iii) the Corporate Governance and Nominating Committee’s process for reviewing and evaluating potential related party transactions; and (iv) the process the disinterested trustees use in reviewing and evaluating a potential related party transaction once approved by the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee may consult with legal counsel as it considers all of the information compiled by our compliance officer and evaluates material issues raised and factors relating to the transaction. The Corporate Governance and Nominating Committee determines whether it is appropriate and advisable for us to engage in the transaction on the basis of whether the transaction is fair, reasonable and in our best interests, and if so, whether the proposed transaction requires approval by the disinterested members of the Board of Trustees.

TRANSACTIONS WITH RELATED PERSONS

Corporate Office Leases

Pursuant to lease agreements that our operating partnership entered into with Amsdell and Amsdell (an entity owned by Barry L. Amsdell and Robert J. Amsdell, former Company trustees) during 2005 and 2006, we rented office space from Amsdell and Amsdell at The Parkview Building, a multi-tenant office building of approximately 40,000 square feet located at 6745 Engle Road and an office building of approximately 18,000 square feet located at 6751 Engle Road. Each of these properties is part of Airport Executive

Park, a 50-acre office and flex development located in Cleveland, Ohio, which is owned by Amsdell and Amsdell. Our independent trustees approved the terms of, and entry into, each of the office lease agreements by our operating partnership. The table below shows the office space subject to these lease agreements and certain key provisions, including the term of each lease agreement and the minimum and maximum rents payable per month during the term.

Office Space	Approximate Square Footage	Term	(1) U-Store-It Subleased the Space to a Third Party	Fixed Minimum Rent Per Month	Fixed Maximum Rent Per Month
6745 Engle Road — Suites 105, 115, 130, 215 and 300; and 6751 Engle Road — Suites E and F	21,900	12/31/2014	Yes (except Suites E and F)	$25,673	$31,205
6745 Engle Road — Suite 100	2,212	12/31/2014	Yes	$3,051	$3,709
6745 Engle Road — Suite 110	1,731	12/31/2014	Yes	$2,387	$2,901
6751 Engle Road — Suites C and D	3,000	12/31/2014	No	$3,137	$3,771

(1)          The operating partnership and Amsdell and Amsdell, an entity owned by Robert and Barry Amsdell, entered into a First Amendment to Lease which modified certain terms of all of the lease agreements the operating partnership has with Amsdell and Amsdell for office space in Cleveland, Ohio. The First Amendment provided the operating partnership the ability to assign or sublease the office space previously used for its corporate office and certain operations.  Separately, Amsdell and Amsdell consented to the operating partnership’s proposed sublease to an unrelated party of approximately 22,000 square feet of office space covered by the aforementioned leases.

In addition to monthly rent, the office lease agreements provide that our operating partnership reimburse Amsdell and Amsdell for certain maintenance and improvements to the leased office space. The total amount of lease payments incurred under the five office leases for the year ending December 31, 2010 was approximately $0.5 million.  The total future minimum rental payments under the related party lease agreements are as follows:

Related Party Amount (in thousands)
2011	$475
2012	$475
2013 and thereafter	$998
Total	$1,948

MEETINGS AND COMMITTEES OF THE BOARD OF TRUSTEES

Board of Trustees Meetings

Our Board of Trustees holds regular and special meetings throughout the year.  During 2010, the Board of Trustees held six (6) meetings, including telephonic meetings. Each trustee is expected to attend, in person or by telephone, all Board meetings and meetings of committees on which he or she serves. During 2010, each trustee attended at least 75 percent of the Board and committee meetings on which he or she served.  Pursuant to our corporate governance guidelines, all of our trustees are expected to attend our annual meetings of shareholders. All of our trustees then serving on our Board attended our 2010 annual shareholders meeting.

Non-Executive Chairman of the Board; Executive Sessions

Our Board believes that independent Board leadership is a critical component of our corporate governance.  William M. Diefenderfer III serves as our Non-Executive Chairman of the Board and Dean Jernigan serves as our Chief Executive Officer (CEO) and as a Trustee. We believe that separating the positions of Chairman and CEO is currently appropriate for us given Mr. Diefenderfer’s strong business, legal, accounting and management experience and his knowledge and experience with our company.  Additionally, separating the positions of Chairman and CEO allows us to achieve independent oversight and evaluation of our senior management and assures effective communication between the Board and senior management on corporate strategy, while simultaneously allowing our CEO to focus on growing our business and implementing our strategic business plans.  As Non-Executive Chairman of the Board, Mr. Diefenderfer is charged primarily with:

•                  presiding over meetings of our Board and shareholders, including executive sessions of the non-management trustees;

•                  establishing an agenda and setting the timing and length for each Board meeting in collaboration with our CEO and other trustees and meeting with our CEO following each meeting to discuss any open issues and follow-up items;

•                  facilitating and coordinating communication among the non-management trustees and our CEO and an open flow of information between management and our Board;

•                  facilitating and coordinating communication among our shareholders and our Board;

•                  periodically meeting with each non-management trustee;

•                  serving as an ex-officio member of each Board committee;

•                  providing assistance to and consulting with our CEO, as necessary;

•                  coordinating the periodic review of management’s strategic plan; and

•                  performing such other duties and services as our Board may require.

Pursuant to our corporate governance guidelines and the independence requirements of the NYSE, in order to promote open discussion among independent trustees, our Board of Trustees devotes a portion of each regularly scheduled Board meeting to sessions of non-management trustees without management participation.  The Chairman of the Board presides over these sessions.

Board Committees

The Board of Trustees has a standing Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee. All members of these committees are “independent” of us as that term is defined in under the listing standards and other independence requirements of the NYSE.  Our Board of Trustees has adopted a written charter for each of its standing committees. The full text of each charter is available on our website at website at www.ustoreit.com under “Investor Relations.”  In addition, each charter is also available in print, free of charge, to any shareholder who requests a copy in writing to the Secretary, U-Store-It Trust, 460 East Swedesford Road, Suite 3000, Wayne, Pennsylvania 19087.

The table below provides current membership information for each of the Board committees and the number of meetings held by each committee during 2010:

Name (1)	Audit	Compensation	Corporate Governance and Nominating
J. C. Dannemiller (2)		✓	✓
H. S. Haller		✓	✓
D. B. Hurwitz (3)	✓	Chair
M. M. Keler	✓		Chair
D. J. LaRue	Chair
J.F. Remondi (4)	✓	Chair	✓
P. Bussani (5)		✓	✓
J. F. Rogatz (6)
Number of Meetings in 2010	5	7	4

(1)                     Mr. Diefenderfer, our Chairman of the Board, serves as an ex officio member of each committee.

(2)                     Mr. Dannemiller served as a member of the Compensation Committee and Corporate Governance and Nominating Committee until June 2, 2010.

(3)                     Mr. Hurwitz served as a member of the Audit Committee and Chair of the Compensation Committee until January 31, 2011.

(4)                     Mr. Remondi served as a member of the Corporate Governance and Nominating Committee until June 2, 2010 and was a member of the Compensation Committee effective June 2, 2010.  Mr. Remondi was appointed Chair of the Compensation Committee effective January 31, 2011.

(5)                     Mr. Bussani has served as a member of the Compensation Committee and Corporate Governance and Nominating Committee since February 23, 2010.

(6)                     Mr. Rogatz was appointed to the Board on January 31, 2011.

Audit Committee

The principal purposes of the Audit Committee are to assist the Board of Trustees in the oversight of:

•             the integrity of our financial statements;

•             our compliance with legal and regulatory requirements;

•             the qualification and independence of our independent registered public accounting firm; and

•             the performance of our internal audit function and independent registered public accounting firm.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm and is also responsible for reviewing with our independent registered public accounting firm any audit problems or difficulties they encounter in the course of their audit. The Audit Committee is also charged with the tasks of reviewing our financial statements, any financial reporting issues and the adequacy of internal controls with management and our independent registered public accounting firm.

Our Audit Committee’s written charter requires that all members of the committee meet the independence, experience, financial literacy and expertise requirements of the NYSE, the Sarbanes-Oxley Act of 2002, the Securities Exchange Act of 1934, as amended, or Exchange Act, and applicable rules and regulations of the SEC, all as in effect from time to time. All of the members of the Audit Committee meet the foregoing requirements. The Board of Trustees determined that Messrs. LaRue and Remondi are each an “audit committee financial expert” as defined by the rules and regulations of the SEC.

Compensation Committee

The principal purposes of the Compensation Committee are to:

•             review and approve our corporate goals and objectives with respect to the compensation of our Chief Executive Officer, evaluate the Chief Executive Officer’s performance in light of those goals and objectives, and determine and approve, either as a committee or with our other independent trustees, the appropriate level and structure of the Chief Executive Officer’s compensation;

•             determine and approve, either as a committee or together with our other independent trustees, the compensation of the other executive officers;

•             review and recommend succession plans for our key officers;

•             make recommendations to the Board of Trustees regarding compensation of trustees; and

•             recommend, implement and administer our incentive and equity-based compensation plans.

Our Compensation Committee’s primary responsibility is to determine and implement our compensation policies and practices.  In connection with its review and approval of compensation levels and structure, the Committee has authority to approve grants of equity-based awards to our executive officers, including our Chief Executive Officer, and our employees.  With respect to compensation of our executives other than our CEO, the Committee considers recommendations made by the CEO with respect to compensation of executive officers who report directly to him.  In addition, the Board of Trustees has delegated to our CEO the authority to make one-time grants of equity-based awards to non-executive new hires in an amount not to exceed the equivalent of $100,000.  The CEO must regularly report to the Compensation Committee information concerning the grants that are made pursuant to this authority.  The Board of Trustees has not delegated authority with respect to executive or trustee compensation to any other group or person.

In carrying out its duties, the Compensation Committee has sole authority, pursuant to its charter, to retain advisors, including compensation consultants, to advise the Compensation Committee on executive compensation matters.  The Compensation Committee also has authority to delegate to one or more subcommittees as it deems necessary and appropriate.  In addition, the Compensation Committee has the authority to approve any such advisor’s or consultant’s fees and other terms of engagement.  On August 5, 2009, the Compensation Committee engaged Gressle & McGinley LLC, an independent compensation consultant, to review our existing compensation and benefits program, analyze competitive market compensation practices and make recommendations on our 2010 executive compensation program.  Gressle & McGinley LLC have also served as the compensation consultant to the Board of Directors of Developer’s Diversified Realty.  Daniel Hurwitz, a former member of our Board of Trustees, is the Chief Executive Officer and a member of the Board of Directors of Developer’s Diversified Realty.  The Compensation Committee reviewed the relationship between Gressle & McGinley LLC, Developer’s Diversified Realty, and Mr. Hurwitz and determined that those relationships did not prevent Gressle & McGinley LLC from serving as an independent consultant to the Compensation Committee.  As part of its review of consultants and advisors, the Compensation Committee decided to conduct a competitive search process for the Committee’s independent compensation consultant.  Gressle & McGinley declined to participate in the competitive search process and on February 3, 2011, Gressle & McGinley LLC by written notice to the Committee, resigned as the Compensation Committee’s independent consultant.

With respect to compensation of trustees, our Compensation Committee has the authority to make recommendations to the Board of Trustees regarding compensation levels and structure.  The Board of Trustees, however, has the ultimate authority to approve grants of equity-based awards to our trustees.

The Compensation Committee currently consists of Messrs. Remondi (Chair), Rogatz, Haller, and Bussani.  Mr. Hurwitz served as a member and Chair of the Committee until his resignation from the Board and the Committee on January 31, 2011.  Mr. Dannemiller also served as a member of the Compensation Committee through June 2, 2010.  Each member of our Compensation Committee is independent within the meaning of the listing standards and other independence requirements of the NYSE.  In addition, the Board determined that Messrs. Dannemiller and Hurwitz also met the independence requirements pursuant to the listing standards and other independence requirements of the NYSE during there respective terms of service as members of the Committee.

Compensation Committee Interlocks and Insider Participation

Mr. Dannemiller, Mr. Bussani, Mr. Haller, Mr. Remondi and Mr. Hurwitz served on the Compensation Committee during 2010. None of the members of the Compensation Committee during 2010 or as of the date of this proxy statement is or has been an officer or employee of ours and no executive officer of ours served on the compensation committee or board of any company that employed any member of our Compensation Committee or Board of Trustees.

Corporate Governance and Nominating Committee

The principal purposes of the Corporate Governance and Nominating Committee are to:

•             identify individuals that are qualified to serve as trustees;

•             recommend such individuals to the Board of Trustees, either to fill vacancies that occur on the Board of Trustees from time to time or in connection with the selection of trustee nominees for each annual meeting of shareholders;

•             periodically assess the size of the Board of Trustees to ensure it can effectively carry out its obligations;

•             develop, recommend, implement and monitor our corporate governance guidelines and our code of business conduct and ethics;

•             review any related party transactions and procedures for evaluating and approving such transactions;

•             oversee the evaluation of the Board of Trustees and management; and

•             ensure that we are in compliance with all NYSE corporate governance listing requirements.

The Board of Trustees has adopted a policy to be used for considering potential trustee candidates to continue to ensure that our Board of Trustees consists of a diversified group of qualified individuals that function effectively as a group. The policy provides that qualifications and credentials for consideration as a trustee nominee may vary according to the particular areas of expertise being sought as a complement to the existing composition of the Board of Trustees. However, at a minimum, candidates for trustee must possess:

•             the highest professional and personal ethics and values;

•             a commitment to enhancing shareholder value;

•             broad experience at the policy-making level in business, government, education, technology or public interest;

•             an ability to provide insights and practical wisdom based on experience and expertise;

•             a willingness and ability to devote adequate time and resources to diligently perform Board duties;

•             a reputation, both personal and professional, consistent with our image and reputation; and

•             an ability to exercise sound judgment and make independent analytical inquiries.

In addition to the aforementioned minimum qualifications, the Corporate Governance and Nominating Committee also believes that there are other qualities and skills that, while not a prerequisite for nomination, should be taken into account when considering whether to recommend a particular person. These factors include:

•             whether the person possesses specific expertise and familiarity with general issues affecting our business;

•             whether the person’s nomination and election would enable the Board of Trustees to have a member that qualifies as an “audit committee financial expert” as such term is defined by the SEC;

•             whether the person would qualify as an “independent” trustee under the listing standards and other independence requirements of the NYSE and our corporate governance guidelines;

•             the importance of continuity of the existing composition of the Board of Trustees; and

•             the importance of a diversified Board membership, in terms of both the individuals involved and their various experiences and areas of expertise.

The Corporate Governance and Nominating Committee will seek to identify trustee candidates based on input provided by a number of sources, including (a) Corporate Governance and Nominating Committee members, (b) other members of the Board of Trustees and (c) our shareholders. The Corporate Governance and Nominating Committee also has the authority to consult with or retain advisors or search firms to assist in the identification of qualified trustee candidates.  From time to time, the Corporate Governance and Nominating Committee retains the services of the National Association of Corporate Directors, or NACD, and other advisors to identify potentially qualified candidates for the Board.

As part of the identification process, the Corporate Governance and Nominating Committee determines the optimal size of the Board, assessing the future needs based on anticipated trustee vacancies, the value of specific industry expertise, and the willingness of existing trustees to continue to serve as trustees if re-nominated.  Once a trustee candidate has been identified, the Corporate Governance and Nominating Committee will evaluate the candidate in light of his or her qualifications and credentials, and any additional factors that it deems necessary or appropriate. Existing trustees who are being considered for re-nomination are re-evaluated as part of the Corporate Governance and Nominating Committee’s process of recommending trustee candidates. The Corporate Governance and Nominating Committee will consider all persons recommended by shareholders in the same manner as all other trustee candidates provided that such recommendations are submitted in accordance with the procedures set forth in our bylaws. For more information see the section entitled “Other Matters — Shareholder Proposals and Nominations for the 2012 Annual Meeting” below.

After completing the identification and evaluation process described above, the Corporate Governance and Nominating Committee recommends to the Board of Trustees the nomination of a number of candidates equal to the number of trustees expected to be elected at the next annual meeting of shareholders. The Board of Trustees selects the trustee nominees for shareholders to consider and vote upon at the annual meeting.

Former Trustee

On January 31, 2011, Daniel B. Hurwitz resigned from the Board and Jeffrey F. Rogatz was appointed to the Board.  Mr. Hurwitz served as an independent member of our Board of Trustees pursuant to the independence requirements of the NYSE.

Other Board Matters

On June 2, 2010, our Board took action to reduce the size of the Board from nine trustees to eight trustees, in connection with the expiration of Mr. Dannemiller’s term at the annual meeting.

TRUSTEE COMPENSATION

Trustee Compensation Table for 2010

The table below shows the actual amounts earned by our trustees for their service during 2010. As an employee of the Company, Mr. Jernigan does not receive compensation for his service as a trustee.  Compensation paid to Mr. Jernigan can be found in the table captioned “Summary Compensation Table for 2010.”

Name (1)	Fees Earned or Paid in Cash (2)	Stock Awards (3)	All Other Compensation (4)	Total
W. M. Diefenderfer III	$75,000	$70,102	$2,066	$147,168
J.C. Dannemiller	$16,767	$70,102	$2,653	$89,522
H. S. Haller	$40,000	$70,102	$3,727	$113,829
D. B. Hurwitz	$55,000	$70,102	$1,129	$126,231
M. M. Keler	$50,000	$70,102	$1,129	$121,231
D. J. LaRue	$55,000	$70,102	$3,350	$128,452
J.F. Remondi	$42,500	$70,102	$733	$113,335
Piero Bussani	$34,192	$69,999	$808	$104,999

(1)        Each person listed served as our trustee for all of 2010, except that Mr. Dannemiller retired from the Board on June 2, 2010 upon the expiration of his term, and Mr. Bussani joined the Board on February 23, 2010.  All unvested shares held by Mr. Dannemiller on the date of his resignation were forfeited.

(2)        Includes fees paid in connection with: (a) the annual retainer for service on the Board; (b) the annual retainer for service on the Audit Committee, Compensation Committee and the Corporate Governance and Nominating Committee, as applicable; (c) the annual retainer for the Chairman of the Board and the Chairman of the Audit Committee, Compensation Committee and the Corporate Governance and Nominating Committee, as applicable.

(3)       On January 31 and February 24, 2010, each trustee was granted 8,333 and 1,439, respectively, restricted shares (except for Mr. Bussani who was awarded 10,769 restricted shares on February 24, 2010), which restricted shares vest one year from the grant date.  The amounts listed in this column reflect the grant date fair value of the award in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation— Stock Compensation (“FASB ASC Topic 718”).  Assumptions used in the calculation of these amounts are included in Note 14, “Share-Based Compensation Plans,” in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on March 1, 2011.  As of December 31, 2010, each of the non-employee trustees named above had 9,772 (except Mr. Bussani who had 10,769) unvested restricted shares outstanding.  Mr. Dannemiller had no outstanding unvested restricted shares as of December 31, 2010 as a result of his retirement on June 2, 2010.

(4)        All other compensation includes dividends paid on unvested restricted shares, deferred shares under the old trustee deferred compensation plan and dividend equivalents paid on phantom shares issued under the new deferred compensation plan.  See “Trustees Deferred Compensation Plan” below.

Cash Compensation

For 2010, cash compensation to our independent trustees consisted of the following payments: (i) annual retainer for service on the Board of $25,000; (ii) annual retainer of $50,000 for the Chairman of the Board; (iii) annual retainer of $20,000 for services as the chairman of the Audit Committee; (iv) annual retainer of $12,500 for service as chairman of the Compensation Committee; (v) annual retainer of $7,500 for service as chairman of the Corporate Governance and Nominating Committee; (vi) an additional annual retainer of $10,000 for service as a member of the Audit Committee and (vii) an additional annual retainer of $7,500 for service as a member of each of the Compensation Committee and the Corporate Governance and Nominating Committee.  Non-employee trustees may receive additional fees for service on strategic initiatives or other special committees that the Board of Trustees may from time to time establish.

Equity Awards

In addition to the cash compensation paid to independent trustees for their Board service, for 2010 we granted to each independent trustee a number of restricted shares equal to $70,000 in value, which is adjusted using a valuation model based on the average of the trailing 30-day closing price for our common shares preceding the date of grant, and which reflects factors such as risk of forfeiture, dividend yield and vesting term. The restricted shares vest on the first anniversary of the date of grant. On January 24,

2011, each independent trustee (except Mr. Rogatz) received a grant of 7,562 restricted shares, which was equal to $70,000 in value based on the average of the trailing 30-day closing price for our common shares preceding the date of grant.  On January 31, 2011, in connection with his appointment to the Board, Mr. Rogatz received a grant of 7,479 restricted shares, which was equal to $70,000 in value based on the average of the trailing 30-day closing price for our common shares preceding the date of grant.

Trustees Deferred Compensation Plan

In December 2006, our Board of Trustees approved the U-Store-It Trust Trustees Deferred Compensation Plan (“Deferred Trustees Plan”), which was amended in December 2008 in order to bring such plan into compliance with Section 409A of the Internal Revenue Code of 1986, as amended, or the Code.  New deferrals under the former deferred compensation plan were suspended upon adoption of the new Deferred Trustees Plan.  At December 31, 2010, an aggregate of 12,873 deferred shares were outstanding under the former plan.

Pursuant to the new Deferred Trustees Plan, the Board of Trustees designated non-employee trustees as eligible participants. Participants may elect each plan year to defer all or a portion of their compensation and have such amounts credited to accounts until distributed in accordance with the plan and the participants’ distribution elections.  Each distribution account is credited with the returns of the investment options selected by plan participants, which include investment options that are available in our 401(k) plan, or such other investment funds as the Board of Trustees may designate from time to time.  At December 31, 2010, an aggregate of approximately 47,719 phantom shares were allocated to the accounts of plan participants, including phantom shares resulting from reinvestment of dividend equivalents.

EXECUTIVE OFFICERS

Set forth below is background information on each of our executive officers as of April 8, 2011, other than Mr. Jernigan, whose background is described above under “Election of Trustees — Nominees for Election for a Term Expiring at the 2012 Annual Meeting.”

Christopher P. Marr, 46, has served as our President and Chief Investment Officer since November 2008. Mr. Marr served as our Chief Financial Officer from June 2006 to November 2008 and Treasurer since August 2006. Mr. Marr was Senior Vice President and Chief Financial Officer of Brandywine Realty Trust, a publicly-traded office REIT, from August 2002 to June 2006. Prior to joining Brandywine Realty Trust, Mr. Marr served as Chief Financial Officer of Storage USA, Inc., a publicly-traded self-storage REIT, from 1998 to 2002.

Timothy M. Martin, 40, has served as our Chief Financial Officer since November 2008. Mr. Martin served as our Senior Vice President and Chief Accounting Officer from December 2006 to November 2008. He previously was employed by Brandywine Realty Trust from 1997 to December 2006, serving as Vice President, Finance and Treasurer from January 2006 to December 2006, as Brandywine’s Principal Financial Officer from May 2006 to December 2006, as Vice President and Chief Accounting Officer from March 2004 to January 2006, and as Director, Financial Analysis from 2001 to March 2004.  Prior to joining Brandywine, Mr. Martin served as a member of the audit staff of Arthur Andersen, LLP’s Philadelphia office, specializing in real estate.

Jeffrey P. Foster, 41, has served as our Senior Vice President, Chief Legal Officer and Secretary since February 2009.  From April 2003 to February 2009, Mr. Foster served as Senior Vice President and Associate General Counsel of Gramercy Realty, a division of Gramercy Capital Corp., a publicly traded office REIT (formerly known as American Financial Realty Trust).  Prior to joining American Financial Realty Trust, Mr. Foster was an associate with Morgan, Lewis & Bockius, LLP from 1999 to 2003.

Steven P. Hartman, 37, has served as our Senior Vice President of Marketing since January 2010.  From February 2001 to December 2009, Mr. Hartman served in various positions with eBay, Inc., most recently as Senior Director of the eBay Partner Network.  Mr. Hartman served in other positions with eBay, Inc. including Director, Onsite Advertising; Director, Marketplaces Reporting & Metrics; Senior Manager, Information Delivery; and Manager, Analytical Applications.  Prior to his work with eBay, Mr. Hartman was a consultant with Accenture.

COMPENSATION COMMITTEE REPORT

The Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on the Compensation Committee’s review of, and discussions with management with respect to, the Compensation Discussion and Analysis, the Compensation Committee recommended to the Board of Trustees that the Compensation Discussion and Analysis be included in this proxy statement for filing with the SEC.

Respectfully submitted,
The Compensation Committee of the Board of Trustees
John F. Remondi, Chairman
Harold S. Haller
Piero Bussani
Jeffrey F. Rogatz

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee determines the compensation for our executive officers, sets corporate goals and objectives with respect to executive compensation, evaluates performance against those goals and objectives, and determines the appropriate level and structure of executive compensation based on its evaluation. In carrying out these duties during 2010, the Compensation Committee considered, among other things, analyses prepared by Gressle & McGinley LLC, an independent compensation consultant.  Discussed below is our philosophy with respect to, and our objectives in setting, executive compensation. As a part of this discussion, we also outline the elements of compensation awarded to, earned by, or paid to the named executive officers.

Compensation Philosophy and Objectives

We desire to build and maintain a superior executive management team to forge our business strategy and lead us to profitable growth. We believe success in accomplishing these goals will, in part, depend on the effectiveness of our executive compensation programs, which are designed to compensate and reward executive officers for the achievement of corporate goals and desired business results and for their personal contributions in the execution of our business strategy. Excellence in corporate and individual performance is our primary objective, and tying a significant portion of overall executive compensation to the achievement of our corporate goals is our philosophy.  The Compensation Committee believes that the most effective executive compensation programs are designed to reward the achievement of specific annual, long-term and strategic goals that align executives’ interests with those of the shareholders by rewarding performance above established goals, with the ultimate objective of improving shareholder value.

In setting executive compensation, we endeavor to:

•             provide compensation that is sufficient to attract and retain the very best possible executive talent;

•             provide a significant portion of total compensation linked to achieving performance goals that we believe will create shareholder value in the short and long-term to ensure that executive officers maintain an ongoing personal stake in our company; and

•             encourage executive officers to achieve superior individual performance.

2010 Executive Compensation Program

The Compensation Committee engaged Gressle & McGinley LLC, an independent compensation consultant, to review our existing compensation and benefits program, analyze competitive market compensation practices and make recommendations on our 2010 executive compensation program to achieve the objectives described above.  Representatives of Gressle & McGinley LLC were present at several of the Compensation Committee’s meetings and met with the Compensation Committee in executive session, where no members of management were present.

Gressle & McGinley LLC provided the Compensation Committee with multiple market reference points, including compensation data compiled from (a) proxy statements from a group of 24 REITs with a median market capitalization of $1.2 billion, (b) survey data from 32 comparably-sized general industry companies with a median market capitalization of $0.9 billion and (c) proxy statements from our three publicly-traded self-storage REIT peers.

As part of the Compensation Committee’s process of designing a compensation program, it carefully considered the appropriate market reference point for determining pay competitiveness and determined that the comparative group for benchmarking purposes should represent the marketplace in which we are likely to compete for talent.  The Compensation Committee faced challenges in determining a comparative peer group, including the short tenure of some of our named executive officers; market data specific to our self-storage peers is limited to three companies; and the unique nature of compensation for chief executive officers in the REIT industry due to the fact that it is common within the REIT industry for the chief executive officer also to be a founder of the company.  The Compensation Committee reviewed and discussed the compensation data compiled by Gressle & McGinley LLC.  In light of the top talent recruited from different industries, the caliber and diverse backgrounds of our named executive officers, the challenging environment facing our management team and our desire to retain a superior executive management team, the Compensation Committee considered and established executive compensation levels to reflect these diverse factors.

Listed below are the companies that comprise the groups reviewed by the Compensation Committee.

General Industry Group Companies (32)

A. O. Smith Corporation

ALLETE, Inc.

American Axle & Manufacturing Holdings, Inc.

American Greetings Corporation

ArvinMeritor, Inc.

Avista Corporation

Black Hills Corporation

Blockbuster Inc.

Bob Evans Farms, Inc.

Callaway Golf Company

Cincinnati Bell Inc.

Cleco Corporation

Dollar Thrifty Automotive Group, Inc.

Ferrellgas Partners, L.P.

H.B. Fuller Company

Kelly Services, Inc.

Kindred Healthcare, Inc.

Mine Safety Appliances Company

Northwest Natural Gas Company

Otter Tail Corporation

Plexus Corp.

SAIC, Inc.

SVB Financial Group

The Great Atlantic & Pacific Tea Company, Inc.

Tupperware Brands Corporation

UIL Holdings Corporation

UniSource Energy Corporation

USEC Inc.

Valmont Industries, Inc.

W. R. Grace & Co.

Winnebago Industries, Inc.

Zale Corporation

REIT Group Companies (24)

BioMed Realty Trust, Inc.

Cousins Properties Incorporated

DiamondRock Hospitality Co.

Digital Realty Trust, Inc.

EastGroup Properties, Inc.

Entertainment Properties Trust

Equity Lifestyle Properties, Inc.

Equity One, Inc.

FelCor Lodging Trust Incorporated

Glimcher Realty Trust

Healthcare Realty Trust, Inc.

Inland Real Estate Corporation

LaSalle Hotel Properties

Lexington Corporate Properties Trust

Mid-America Apartment Communities, Inc.

Mission West Properties, Inc.

National Retail Properties, Inc.

Nationwide Health Properties, Inc.

Pennsylvania Real Estate Investment Trust

PS Business Parks, Inc.

Strategic Hotels & Resorts, Inc.

Sunstone Hotel Investors, Inc.

Tanger Factory Outlet Centers, Inc.

Washington Real Estate Investment Trust

Storage REIT Group Companies (3)

Extra Space Storage Inc. Public Storage, Inc. Sovran Self Storage Inc.

Compensation Components

Our executive compensation program consists of three principal components:  salary, annual incentive compensation and long-term incentive compensation.  The design and objective of each component of 2010 compensation are set forth below.  Using the market data provided by Gressle & McGinley LLC, combined with our desire to retain a superior executive management team, the Compensation Committee determined the appropriate percentages of salary, annual incentive compensation and long term incentive compensation components.  There is no predefined or preferred weighting among salary, annual incentive compensation and long term incentive compensation to achieve the goals established by the Compensation Committee.  Decisions regarding the components of salary and the salary targets for 2010 were made in the first quarter of 2010.

Component	Design	Objective
Salary	• To provide a base level of cash compensation for annual services; to recognize individual performance; and to retain and motivate executive talent.	• Reflect the caliber and background of talent, as well as new hire / current market rates.
Annual Incentive

•     Annual incentive dependent upon achievement of (i) total shareholder return (50%), (ii) same store EBITDA growth (30%), (iii) Board evaluation of performance (10%), and (iv) individual performance objectives (10%).

•     Payout ranges from 50% to 200% of target award, except that the portion tied to individual performance objectives is limited to a maximum 150% of target payout.

•     A significant portion of the award based on corporate measures to align the executive management team to common goals and objectives.

•     Reflecting that the highest priority for us in 2010 was to maximize return to our shareholders, 50% of the annual incentive was targeted to that objective.

•     30% of the annual incentive related to same store EBITDA growth was largely based on rewarding management’s operational and financial performance.

•     An incentive that, in part, rewards individual performance of each executive.

•     Creates a variable earning opportunity tied to key performance goals.

Long-Term Incentive	• Annual grant values of long-term awards will be structured as follows: (i) 50% in stock options and (ii) 50% in time-vested restricted shares.

•     Balances retention and performance awards and provides greater leverage through options.

•     Maintaining consistency with general industry practice by emphasizing stock options relative to time-vested restricted stock.

•     Emphasizing retention and performance and promoting alignment with shareholder interests.

•     Mixing restricted shares and options as a competitive pay practice among REITs and in the broader U.S. market.

Total Cash Compensation

Base Salary.  Base salary is the fixed component of pay for our named executive officers and is intended to compensate for ordinary job duties.  Factors considered in determining base salaries included the executive’s scope of responsibilities, a market competitive assessment of similar roles at a peer group of general industry companies, and the performance of the individual executive.  Minimum base salaries for Messrs. Jernigan, Marr, and Martin are established in their respective employment agreements and in the case of Mr. Foster, his employment letter agreement, the material terms of which are summarized below under the heading “Employment Agreements and Potential Payments Upon Termination or Change in Control.”  Any increases to the base salaries of executive officers, other than the CEO, are set by the Compensation Committee after discussions with, and recommendations by, the CEO regarding each individual’s accomplishments, areas of strength and opportunities for development.  Any increase to the base salary of the CEO is set after each Trustee completes a performance evaluation of the CEO, the results of which are summarized and reviewed by the Chairman of the Compensation Committee with Compensation Committee members and with the CEO.  After review and discussion, the Compensation Committee left 2010 base salaries for executive officers unchanged from 2008 and 2009 levels.

Annual Incentive Compensation.  We believe that annual incentive compensation is an important element of executive compensation that enables us to achieve our objectives of attracting and retaining executive talent, encouraging superior individual performance, and more importantly, achieving our corporate goals and objectives.  In making annual incentive compensation decisions, the Compensation Committee approved a targeted cash annual incentive opportunity for each executive officer that correlated to specific performance achievements.  Except for Mr. Hartman, annual incentive compensation for 2010 was comprised of four elements — total shareholder return weighted at 50%, same store EBITDA growth weighted at 30%, Board evaluation of management weighted at 10%, and individual goals weighted at 10%.  Mr. Hartman’s annual incentive compensation was weighted at 50% to same store EBITDA growth and 50% to individual goals.

For 2010, the total shareholder return goals approved by the Compensation Committee were set as follows:  threshold 7%; target 8%; and maximum 10%.  Similarly, the Compensation Committee approved the following same store EBITDA growth goals for 2010:  threshold -5.5%; target -3.5%; and maximum -0.5%.

With respect to the element of annual incentive compensation attributable to the Board’s evaluation of management, each member of the Board responded to a survey of the CEO’s performance prepared by Gressle & McGinley LLC.  Gressle & McGinley LLC tabulated the results of the survey and reported such results to the Compensation Committee.  The CEO provided the Compensation Committee with a separate evaluation of Messrs. Marr, Martin and Foster.  Based on the results of the survey and the evaluations presented by the CEO, the Compensation Committee awarded maximum payout for this component of annual incentive compensation to each of Messrs. Jernigan, Marr, Martin, and Foster.

Individual goals include a subjective assessment of management’s performance. Specific individual goals for Mr. Jernigan in 2010 included, among other elements, expansion of the Company’s third-party management business, development of the Company’s network affiliate program, increasing acquisition opportunities, and exploring targeted property dispositions.  Specific individual goals for Mr. Marr in 2010 included, among other elements, refining the Company’s acquisitions underwriting process, increasing the frequency of the Company’s investor relations efforts, evaluating and formulating a plan to amend the Company’s credit facility and assisting Mr. Martin and Mr. Foster in the achievement of their individual performance goals.  Specific individual goals for Mr. Martin in 2010 included, among other elements, the negotiation of the principal terms and conditions of an amendment to the Company’s credit facility, the integration of the Company’s third-party management business with accounting, human resources, and information technology, the implementation and transition of new human resources information systems, and the enhancement of our corporate culture through development of a corporate culture committee and development of corporate events.  Specific individual goals for Mr. Foster in 2010 included, among other elements, recruiting a risk manager for the Company, conducting a competitive bidding process for the Company’s insurance brokerage services and corporate and entity management services and developing a new employee policy and procedures manual.  Specific individual goals for Mr. Hartman in 2010 included, among other elements, building the Company’s marketing organization, increasing the Company’s internet presence, developing strategic marketing partnerships and helping the Company achieve its occupancy targets.

The target award for total annual incentive compensation is a percentage of the 2010 base salary for each executive officer as follows: Mr. Jernigan, 100%; Mr. Marr, 80%; Mr. Martin, 60%; Mr. Foster, 55%; and Mr. Hartman, 45%. Except for Mr. Hartman, performance above and below targeted levels results in a pro-rated award of 50% of target for threshold performance and 200% of target for maximum performance, except that the maximum percentage achievable for individual goals is limited to 150% of target.  With respect to Mr. Hartman, performance above and below targeted levels results in a pro-rated award of 50% of target for threshold performance and 150% of target for maximum performance for EBITDA and individual goals. Payouts were interpolated for performance between threshold, target and maximum levels.  The table below lists the potential payouts at threshold, target and maximum performance, and the actual annual incentive compensation paid under each component as a result of 2010 performance.

	2010	Target Annual Incentive Opportunity	Total Shareholder Return (50% of Target Opportunity)				Same Store EBITDA Growth (30% of Target Opportunity)				Board Evaluation (10% of Target Opportunity)
	Annual	as								Actual				Actual
	Base	% of	Threshold	Target		Actual	Threshold	Target	Max	Payout	Threshold	Target	Max	Payout
Name	Salary ($)	Salary	($)	($)	Max ($)	Payout ($)	($)	($)	($)	($)	($)	($)	($)	($)
D. Jernigan	610,000	100%	$152,500	$305,000	$610,000	$610,000	$91,500	$183,000	$366,000	$366,000	$30,500	$61,000	$91,500	$91,500
C. P. Marr	410,000	80%	$82,000	$164,000	$328,000	$328,000	$49,200	$98,400	$196,800	$196,800	$16,400	$32,800	$49,200	$49,200
T. M. Martin	275,000	60%	$41,250	$82,500	$165,000	$165,000	$24,750	$49,500	$99,000	$99,000	$8,250	$16,500	$24,750	$24,750
J.P. Foster	255,000	55%	$35,063	$70,125	$140,250	$140,250	$21,038	$42,075	$84,150	$84,150	$7,013	$14,025	$21,038	$21,038
S. P. Hartman (1)	$219,295	45%	—	—	—	—	$24,750	$49,500	$74,250	$74,250	—	—	—	—

	2010 Annual	Target Annual Incentive Opportunity as	Individual Evaluation (10% of Target Opportunity)
	Base	% of	Threshold	Target	Max	Actual
Name	Salary ($)	Salary	($)	($)	($)	Payout ($)
D. Jernigan	610,000	100%	$30,500	$61,000	$91,500	$91,500
C. P. Marr	410,000	80%	$16,400	$32,800	$49,200	$49,200
T. M. Martin	275,000	60%	$8,250	$16,500	$24,750	$20,625
J.P. Foster	255,000	55%	$7,013	$14,025	$21,038	$17,531
S. P. Hartman (1)	$219,295	45%	$24,750	$49,500	$74,250	$49,500

(1)   Mr. Hartman’s employment commenced on January 4, 2010.  The components of Mr. Hartman’s 2010 annual incentive award were weighted 50% to same store EBITDA growth and 50% to individual goals.

We exceeded the maximum target performance for total shareholder return.  As a result, the Compensation Committee awarded the total shareholder return element of the annual incentive compensation to each applicable named executive officer at the maximum payout level.  In addition, we exceeded the maximum performance target for same store EBITDA growth, and, as a result, the Compensation Committee awarded the same store EBITDA growth element of the annual incentive compensation to each named executive officer at the maximum payout level.  The Compensation Committee awarded the Board evaluation element of the annual incentive compensation to each applicable named executive officer at the maximum payout level.  Finally, the Compensation Committee awarded the individual portion of the annual incentive compensation as follows:  at the maximum payout level to Messrs. Jernigan and Marr; at a level of 125% of target for Messrs. Martin and Foster; and at the target payout level for Mr. Hartman.

Equity Compensation

Long-Term Incentive Compensation.  Our long-term incentive compensation consists of non-qualified stock options and time-vested restricted common shares.  We believe that long-term incentive compensation is an important element in providing competitive compensation and, because such awards have a basis in our common shares, helps to ensure that executive officers maintain an ongoing personal stake in the achievement of superior corporate performance.  In January 2010, the Compensation Committee awarded a target grant level for long-term incentive compensation for each executive officer as follows:

D. Jernigan	$1,250,000
C. P. Marr	$550,000
T. M. Martin	$340,000
J. P. Foster	$300,000
S. P. Hartman	$120,003

The foregoing amounts were established based on achievement of corporate goals and objectives, individual performance, and for the additional reasons discussed under “2010 Executive Compensation Program.”  Long-term incentive compensation award values were allocated 50% to non-qualified stock options and 50% to time-vested restricted shares. The actual number of time-vested restricted shares and non-qualified stock options received by each of our named executive officers in 2010 as a result of the long-term incentive award is set forth below under “Executive Compensation — Grants of Plan Based Awards Table.”

The stock options and time-vested restricted shares vest ratably over three years beginning on the first anniversary of the date of grant, and the stock options have a term of 10 years and an exercise price equal to the closing price of our common shares on the date of grant.

Dividends are paid on time-vested restricted shares prior to vesting, which is consistent with the competitive practices among REITs and recognizes the competitive orientation of the awards.  Unvested shares are subject to forfeiture if the executive’s employment terminates prior to the vesting date for any reason other than disability, death or a change in control.

2011 Compensation Actions

In addition to entering into an amended and restated employment agreement with Mr. Marr and an amended and restated employment letter agreement with Mr. Foster, which are discussed below under “Employment Agreements And Potential Payments Upon Termination Or Change In Control,” the Compensation Committee took the following additional actions in 2011.  In January 2011, the Compensation Committee awarded a target grant level for long-term incentive compensation for each executive officer as follows:

D. Jernigan	$1,250,000
C. P. Marr	$550,000
T. M. Martin	$340,000
J. P. Foster	$300,000
S. P. Hartman	$121,000

In setting executive compensation for the current fiscal year, the Compensation Committee, upon the recommendation of the CEO, determined that no salary increases or increases in the levels of annual and long-term incentive compensation should be approved for the named executive officers as of the date of this Proxy Statement.  Long-term incentive compensation award values were allocated 50% to stock options and 50% to time-vested restricted shares, except for Mr. Jernigan whose long-term compensation award was allocated 100% to time-vested restricted shares.  The Compensation Committee used an economic value model to determine the allocated compensation award values for stock options.  Finally, the Compensation Committee established annual incentive compensation goals for 2011 comprised of four elements — share price appreciation relative to the NAREIT All Equity REIT Index weighted at 35%, portfolio performance weighted at 30%, achievement of strategic goals weighted at 25%, and individual goals weighted at 10%.  The establishment of individual goals will be tailored to each executive’s duties to the Company.

Other Compensation Elements

Employment Agreements.  We have employment agreements with each of Messrs. Jernigan, Marr, and Martin.  We have an employment letter agreement with Mr. Foster.  We have summarized the material terms of these agreements under the heading “Employment Agreements and Potential Payments Upon Termination or Change in Control.”

Deferred Compensation Benefits.  In December 2006, the Compensation Committee approved the U-Store-It Trust Executive Deferred Compensation Plan (amended in December 2008 in order to bring such plan into compliance with Section 409A of the Code), which permits employees with the title of vice president or above, including our named executive officers, to defer receipt of all or a portion of their salary and annual incentive and have that deferred compensation credited to accounts until distributed in accordance with the Plan and their elections. Under the Plan, we credit to each participant’s account a matching deferred compensation amount that is equal to the difference between the total matching contribution we would have made under our 401(k) plan without regard to the limits imposed by the Code and the actual matching contribution that we make under the 401(k) plan.

Perquisites and Personal Benefits.  We do not provide any significant perquisites to our executive officers.  During 2010, we provided the use of a company car, long-term disability insurance coverage, and executive medical coverage to each of our named executive officers.  While these benefits were not tied to any formal performance criteria, they were intended to serve as part of a competitive total compensation program.

Additional Compensation Principles

Policy on Grants of Equity Awards.  The Board of Trustees adopted a Policy Statement on the Grant of Equity Awards to ensure compliance with securities, tax and accounting rules and regulations, and adherence to best corporate governance practices in granting equity-based compensation. This Policy provides that the Board of Trustees has sole authority to approve equity awards to our trustees and the Compensation Committee has sole authority to approve equity awards to our executive officers.  The Policy further provides that the grant date shall be the date of the meeting at which the award is approved by the Board or the Compensation Committee, as the case may be, except that, with respect to new hires, the date of the award shall be the later of the first date of employment of such person or the date approval for the grant is obtained from the Board or the Compensation Committee. Under no circumstances will the grant date for any equity award be any earlier than the date on which action is taken to approve such award.  The exercise price of equity awards shall be the closing price for our common shares on the NYSE on the date of grant. As a part of this Policy, the Board of Trustees delegated authority to Mr. Jernigan to make one-time grants of equity-based awards to non-executive new hires in an amount not to exceed the equivalent of $100,000, and Mr. Jernigan must make regular reports to the Compensation Committee regarding awards granted pursuant to this authority. We believe this delegation of authority facilitates improved efficiency in recruiting key new non-executive employees.

Risk Guidelines.  The structure of our compensation policies and practices is designed to discourage our executives from engaging in unnecessary and excessive risk taking.  Our compensation policies and practices are centrally designed and administered and are substantially similar throughout the Company and among all levels of employees.  Key components of our compensation policies and practices include base salary, performance-based compensation, employee benefit and welfare programs, and retirement plans.  The Company maintains strong internal financial controls and uses effective management processes for developing strategic and annual operating plans and employee development programs.  As a result of our compensation policies and practices, we have concluded that we are not encouraging or creating risks that are reasonably likely to have a material adverse effect on the Company.  Executive attention is to be focused on key strategic, operational and long-term financial measures.  In addition, the Compensation Committee considers the annual and progressive achievement of personal goals of each employee, including leadership, scope of responsibilities and experience.  By focusing on the long-term achievement of corporate and personal goals, we discourage our employees from engaging in unnecessary and excessive risk taking.

Share Ownership Guidelines.  We maintain share ownership guidelines for our named executive officers because the Compensation Committee believes that executive officers should maintain a material personal financial stake in us to promote strong alignment between the interests of management and shareholders.  Within a five-year period of his or her appointment, we expect each named executive officer to acquire and maintain ownership in our common shares having a market value equal to: five times annual base salary for the CEO; three times annual base salary for the President and Chief Financial Officer; and two times annual base salary for all other executive officers. The Board of Trustees annually reviews progress toward achieving these ownership levels.

Compensation Recovery.  We have not adopted a policy that provides for recovery of a compensatory award if a performance measure used to calculate the award is subsequently adjusted in a manner that would have reduced the size of the award.  If we were to experience such an adjustment, our Compensation Committee would assess the circumstances relating to the adjustment and take such action as it believes to be appropriate, including, potentially an action to recover the excess portion of the award.  The Compensation Committee intends to adopt a compensatory award recovery policy promptly following the adoption of rules and regulations by the SEC governing such recovery policies.

Hedging Limitations.  Our executives and trustees are prohibited from hedging their ownership or offsetting any decline in the market value of our shares, including by trading in publicly-traded options, puts, calls and other derivative instruments related to our shares.

Tally Sheets.  In considering executive compensation decisions, the Compensation Committee reviews tally sheets prepared for each named executive officer.  The tally sheets present the dollar amounts of each component of compensation awarded to the named executive officers, including base salary, annual incentive, accumulated deferred compensation balances, outstanding equity awards, defined contribution retirement plan, potential payments under the employment agreements for Messrs. Jernigan, Marr, and Martin or the employment letter agreement for Mr. Foster, severance payments, perquisites and other benefits.  The overall purpose of the tally sheets is to bring together, in one place, all of the elements of actual and potential future compensation in certain circumstances so that the Compensation Committee may analyze both the individual elements of compensation (including the compensation mix), as well as the aggregate total amount of compensation.

Tax Compliance Policy.  The Compensation Committee reviewed the potential consequences for us of Section 162(m) of the Code, which imposes a limit on tax deductions for annual compensation in excess of $1 million paid to any of the named executive officers. To the extent that compensation is required to and does not qualify for deduction under Section 162(m), a larger portion of shareholder distributions may be subject to federal income tax expense as dividend income rather than return of capital, and any such compensation allocated to our taxable REIT subsidiaries whose income is subject to federal income tax would result in an increase in income taxes due to the inability to deduct such compensation. Although we will be mindful of the limits imposed by Section 162(m), even if it is determined that Section 162(m) applies or may apply to certain compensation packages, we nevertheless reserve the right to structure the compensation packages and awards in a manner that may exceed the limitation on deduction imposed by Section 162(m).

Tax and Accounting Implications of Each Form of Compensation.

•             Salary is expensed when earned and is not deductible over $1 million for covered employees.

•             Annual incentives are expensed during the year when payout is probable.  The portion to be paid on the basis of total shareholder return and EBITDA growth meets the requirements of Section 162(m) of the Code and is deductible.  The portions paid on the basis of Board evaluation and individual goals are not deductible over $1 million under Section 162(m) of the Code for covered employees.

•             Stock options are expensed over the shorter of the vesting period or the service period.  Our equity incentive plans have been approved by shareholders and awards are deductible under Section 162(m) of the Code.

•             Performance-vested restricted shares are expensed over the performance and service period when payout is probable.  Section 162(m) of the Code may limit the deductibility of the compensation paid pursuant to these awards.  We did not grant any performance-vested restricted shares in 2010.

•             Restricted shares are expensed over the service period.  Our equity incentive plans have been approved by shareholders but restricted shares are not deductible over $1 million under Section 162(m) of the Code for covered employees.  The restricted shares granted to the named executive officers in 2010 were deductible.

EXECUTIVE COMPENSATION

The following tables and narrative summarize the compensation for the years ended December 31, 2008, December 31, 2009 and December 31, 2010, paid to or earned by our Chief Executive Officer, Chief Financial Officer and three other named executive officers.

Summary Compensation Table for 2010

Name and Position	Year	Salary ($)	Bonus ($)(6)	Stock Awards ($)(7)	Option Awards ($)(7)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(8)	Total ($)
D. Jernigan (1)	2010	$610,000	$500,000	$625,001	$625,001	$1,159,000	$55,403	$3,574,405
Chief Executive Officer	2009	$610,000	—	$298,926	$502,099	$991,250	$48,055	$2,450,330
	2008	$610,000	—	$516,903	$521,984	$1,037,000	$62,112	$2,748,000
C. P. Marr (2)	2010	$410,000	—	$275,002	$275,001	$623,200	$69,050	$1,652,253
President and Chief Investment Officer	2009	$410,000	—	$275,000	$318,421	$533,000	$61,148	$1,597,568
	2008	$410,000	—	$215,028	$312,975	$453,050	$91,335	$1,482,388
T. M. Martin (3)	2010	$275,000	$125,000	$170,003	$170,000	$309,375	$56,433	$1,105,811
Chief Financial Officer	2009	$275,000	—	$170,000	$196,842	$268,125	$45,277	$955,245
	2008	$225,000	—	$124,057	$180,562	$210,375	$56,350	$796,344
J. P. Foster (4) Senior Vice President, Chief Legal	2010	$255,000	—	$149,999	$150,000	$262,869	$43,318	$861,286
Officer and Secretary	2009	$223,125	—	$78,795	$71,351	$199,184	$26,411	$598,866
S. P. Hartman (5) Senior Vice President, Marketing	2010	$219,295	—	$120,003	—	$123,750	$69,804	$532,852

(1)          Mr. Jernigan has served as our Chief Executive Officer since April 2006 and as our President from April 2006 to November 2008.

(2)          Mr. Marr has served as our President and Chief Investment Officer since November 2008. Mr. Marr served as our Chief Financial Officer from June 2006 to November 2008 and Treasurer since August 2006.

(3)          Mr. Martin has served as our Chief Financial Officer since November 2008. From December 2006 to November 2008, Mr. Martin served as our Senior Vice President and Chief Accounting Officer.

(4)          Mr. Foster has served as our Senior Vice President, Chief Legal Officer and Secretary since February 2009.

(5)          Mr. Hartman has served as our Senior Vice President, Marketing since January 2010.

(6)          The amounts listed in the Bonus column for 2010 represent the signing payments paid to Mr. Jernigan and Mr. Martin in connection with their respective entry into Amended and Restated Employment Agreements in June 2010.

(7)          The amounts listed in the Stock Awards and Option Awards columns represent the grant date fair value of restricted shares and option awards granted to the named executive officers under our equity incentive plans. Such amounts were calculated in accordance with the provisions of FASB ASC Topic 718.  Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Please refer to Note 14, “Share-Based Compensation Plans,” in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2010, filed on March 1, 2011, for the relevant assumptions used to determine the grant date fair value of our share and option awards. The value of each of the awards granted to the named executive officers in 2010 is listed in the table captioned “Grants of Plan-Based Awards for 2010.”

(8)          The amounts reported in the All Other Compensation column reflect for the year indicated, for each named executive officer, the sum of (a) the aggregate incremental cost to us of all perquisites and other personal benefits, including personal use of a company car, long-term disability insurance and executive medical insurance; (b) the amounts contributed by us to the U-Store-It, L.P. 401(k) Retirement Savings Plan;  (c) amounts contributed by us to the executive under the U-Store-It Trust Executive Deferred Compensation Plan; and (d) the dollar value of dividends on unvested restricted shares.  The aggregate incremental cost to us to provide a company car is based on the actual lease cost incurred for the automobile provided to each of the named executive officers plus expenses for fuel, maintenance and insurance. For purposes of calculating this amount, we disregarded business usage and assumed 100 percent personal usage. The aggregate incremental cost of executive medical insurance is based on the difference between the actual premium we pay for executive medical insurance for the named executive officers and the actual cost we incurred in providing family medical coverage for our general employee population.  In addition, the amounts reported in the All Other Compensation column in 2010 for Mr. Hartman include relocation compensation payable to Mr. Hartman in connection with the commencement of his employment.

Listed in the table below are the dollar values of the amounts reported in this column for 2010.

Name	Company Car	Executive Medical Insurance	Company Match in 401(k) Plan	Company Match in Executive Deferred Compensation Plan	Dividends on Unvested Restricted Shares	Long-Term Disability Insurance	Relocation Allowance
D. Jernigan	$19,135	$10,892	$8,388	$—	$14,022	$2,966	$—
C. P. Marr	$18,747	$10,892	$4,550	$20,540	$9,784	$4,537	$—
T. M. Martin	$20,131	$10,892	$4,550	$11,533	$5,877	$3,450	$—
J. P. Foster	$15,571	$10,892	$4,550	$5,275	$3,268	$3,762	$—
S. P. Hartman	$15,233	$10,892	$7,108	$—	$1,664	$2,771	$32,136

Grants of Plan-Based Awards for 2010

The following table and narrative provide information about plan-based awards granted during 2010 to the named executive officers.  Each were eligible to receive the two types of plan-based awards described below as a part of the 2010 Executive Compensation Program approved by the Compensation Committee and the independent members of the Board of Trustees.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(1)			All Other Stock Awards: Number of Shares of	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
Name	Grant Type	Grant Date	Threshold	Target	Max	Stock (#)	Options (#)	($/Sh)	($)(2)
D. Jernigan	Annual		$305,000	$610,000	$1,159,000
	Restricted	1/13/10				85,734			$625,001
	Options	1/13/10					241,313	$7.29	$625,001
C. P. Marr	Annual		$164,000	$328,000	$623,200
	Restricted	1/13/10				37,723			$275,001
	Options	1/13/10					106,178	$7.29	$275,001
T. M. Martin	Annual		$82,500	$165,000	$313,500
	Restricted	1/13/10				23,320			$170,003
	Options	1/13/10					65,637	$7.29	$170,000
J. P. Foster	Annual		$70,125	$140,250	$266,475
	Restricted	1/13/10				20,576			$149,999
	Options	1/13/10					57,915	$7.29	$150,000
S. P. Hartman	Annual		$49,500	$99,000	$148,500
	Restricted	1/4/10				16,644			$120,003
	Options						—	—	—

(1)         Listed in these columns are the amounts that could have been paid at each stated level of performance for the annual incentive compensation under the 2010 Executive Compensation Program. For a detailed description of the annual incentive awards see “Total Cash Compensation — Annual Incentive Compensation” in the section entitled “Compensation Discussion and Analysis.” The “Threshold” column represents the minimum amount payable when threshold performance is met.  The “Target” column represents the amount payable if the specified performance targets are reached.  The “Maximum” column represents the maximum payment possible.  See the table captioned “Summary Compensation Table for 2010” for the actual amounts paid to each named executive officer for the 2010 annual incentive compensation.

(2)          This column shows the grant date fair value of the equity awards granted in accordance with FASB ASC Topic 718, but excludes any forfeiture assumptions related to service-based vesting conditions, as prescribed by the rules of the SEC.

Time-Vested Restricted Shares — These awards vest ratably over a three-year period, one-third per year on the first three anniversaries of the grant date, provided that the named executive officer is employed with us on the vesting date. The named executive officers are entitled to vote these restricted shares and to receive dividends thereon at the same rate as paid to all other shareholders.

Non-Qualified Stock Options — The nonqualified options have a ten-year term and entitle the named executive officer to purchase the number of our common shares specified.  The right to purchase the common shares vests ratably over a three-year period, one-third per year on the first three anniversaries of the grant date, provided that the named executive officer is employed with us on the vesting date.

Each of the time-vested restricted share awards set forth in the table above was granted pursuant to the U-Store-It Trust 2004 Equity Incentive Plan and each of the non-qualified stock option awards to purchase shares of our common stock set forth in the table above was granted pursuant to the U-Store-It Trust 2007 Equity Incentive Plan (the “2007 Equity Incentive Plan”).  On June 2, 2010, our shareholders approved an amendment and restatement of our 2007 Equity Incentive Plan, which, among other things, increased the number of shares available for award under the plan by an additional 4,600,000 shares.  At December 31, 2010, there were 173,931 and 4,728,561 shares outstanding under the 2004 and 2007 Equity Incentive Plan, respectively.  For further information on the awards granted during 2010, refer to the section headed “Compensation Discussion and Analysis.” The right of each named executive officer to the equity incentive awards listed in the table captioned “Grants of Plan-Based Awards for 2010” shall become fully vested in the event of termination of employment under certain circumstances pursuant to the terms of employment agreements for Messrs. Jernigan, Marr and Martin and the employment letter agreement for Mr. Foster and option award agreements that we have with them.  For information on the material terms of the employment agreements for Messrs. Jernigan, Marr and Martin and the employment letter agreement for Mr. Foster or for a further discussion of the circumstances upon which vesting of awards is accelerated, see the discussion under the section headed “Potential Payments Upon Termination or Change in Control.”

Outstanding Equity Awards at December 31, 2010

The following table reports outstanding equity awards held by the named executive officers at December 31, 2010.  The right of each named executive officer to the equity awards listed in this table shall become fully vested in the event of termination of employment in certain circumstances.  For a further discussion of the circumstances upon which vesting of awards is accelerated, see the discussion under the section headed “Potential Payments Upon Termination or Change in Control.”

		Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Grant Date	Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested ($)(4)
D. Jernigan	01/13/10	—	241,313	(1)	7.29	01/12/20	01/13/10	85,734	(1)	817,045	—	—
	01/23/09	165,709	331,419	(1)	3.79	01/22/19	01/23/09	52,581	(1)	501,097	—	—
	01/23/08	331,419	165,709	(1)	9.43	01/22/18	01/23/08	12,256	(1)	116,800	—	—
	03/22/07	303,265	—		19.97	03/21/17	03/22/07	—		—	—	—
	04/19/06	400,000	100,000	(2)	18.08	04/18/16	—	—		—	—	—

C. P. Marr	01/13/10	—	106,178	(1)	7.29	01/12/20	01/13/10	37,723	(1)	359,500	—	—
	01/23/09	105,089	210,179	(1)	3.79	01/22/19	01/23/09	48,372	(1)	460,985	—	—
	01/23/08	99,357	198,714	(1)	9.43	01/22/18	01/23/08	5,098	(1)	48,584	—	—
	03/22/07	126,158	—		19.97	03/21/17	03/22/07	—		—	—	—
	06/05/06	120,000	30,000	(2)	17.04	06/04/16	06/05/06	3,433	(3)	32,716	—	—

T. M. Martin	01/13/10	—	65,637	(1)	7.29	01/12/20	01/13/10	23,320	(1)	222,240	—	—
	01/23/09	64,964	129,929	(1)	3.79	01/22/19	01/23/09	29,903	(1)	284,976	—	—
	01/23/08	114,643	57,321	(1)	9.43	01/22/18	01/23/08	2,941	(1)	28,028	—	—
	03/22/07	60,046	—		19.97	03/21/17	03/22/07	—		—	—	—
	—	—	—		—	—	12/11/06	1,837	(2)	17,507	—	—

J. P. Foster	01/13/10	—	57,915	(1)	7.29	01/12/20	01/13/10	20,576	(1)	196,089	—	—
	02/17/09	—	55,961	(1)	3.09	02/16/19	02/17/09	15,333	(1)	146,123	—	—

S. P. Hartman	01/04/10	—	—		—	—	01/04/10	16,644	(1)	158,617	—	—

(1)          The award vests ratably over a three-year period, one-third per year on the first three anniversaries of the grant date, provided that the named executive officer is employed with us on the vesting date.

(2)          The award vests ratably over a five-year period, one-fifth per year on the first five anniversaries of the grant date, provided that the named executive officer is employed with us on the vesting date.

(3)          The award vests in installments on the first five anniversaries of the grant date as follows:  thirty-one and one-half percent on June 5, 2007, twenty-five and one-half percent on June 5, 2008, eighteen and six-tenths percent on June 5, 2009, seventeen and nine-tenths percent on June 5, 2010, and six and one-half percent on June 5, 2011.

(4)          The market value is based on the closing price of our common shares of $9.53 on December 31, 2010.

Option Exercises and Shares Vested for 2010

The following table reports for each named executive officer the value realized upon vesting of share awards and option exercises in the year ended December 31, 2010.

	Stock Awards		Option Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
D. Jernigan	44,296	311,346	—	—
C. P. Marr	41,131	293,022	—	—
T. M. Martin	20,869	149,213	—	—
J. P. Foster	7,667	51,292	27,981	108,723
S. P. Hartman	—	—	—	—

Nonqualified Deferred Compensation for 2010

Our named executive officers are eligible to participate in the U-Store-It Trust Executive Deferred Compensation Plan.  The following table and narrative provide a description of the plan and information on compensation each of the named executive officers deferred during 2010, the aggregate earnings on the deferred compensation and the aggregate balance at December 31, 2010.

Name	Executive Contributions in Last FY ($)(1)	Company Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions in Last FY	Aggregate Balance at Last FY ($)(2)
D. Jernigan	—	—	—	—	—
C. P. Marr	53,300	20,540	110,557	—	741,019
T. M. Martin	19,252	11,533	27,715	—	124,140
J. P. Foster	10,200	5,275	4,994	—	36,414
S. P. Hartman	—	—	—	—	—

(1)          All of the amounts listed in the “Executive Contributions in Last FY” column are reflected in the “Salary” column for 2010 of the table captioned “Summary Compensation Table for 2010.”  All of the amounts listed in the “Company Contributions in Last FY” column are reflected in the “All Other Compensation” column for 2010 of the table captioned “Summary Compensation Table for 2010.”

(2)          The aggregate balance for certain NEOs includes certain amounts reflected in the “Salary” column and the “All Other Compensation” column for 2009 and 2008 of the table captioned “Summary Compensation Table” above.  For Mr. Marr, $113,263 was reflected in the “Salary” column and $13,531 was reflected in the “All Other Compensation” column for 2009 and $41,981 was reflected in the “Salary” column and $22,114 was reflected in the “All Other Compensation” column of the “Summary Compensation Table” for 2008.  For Mr. Martin, $13,750 was reflected in the “Salary” column and $6,276 was reflected in the “All Other Compensation” column for 2009 and $14,569 was reflected in the “Salary” column and $8,942 was reflected in the “All Other Compensation” column of the “Summary Compensation Table” for 2008.  For Mr. Foster, $15,938 was reflected in the “Salary” column and $0 was reflected in the “All Other Compensation” column for 2009.  Mr. Hartman did not serve as one of our NEOs prior to 2010.

Compensation Eligible for Deferral; Company Contributions.  Effective January 1, 2007, the named executive officers became eligible to participate in the U-Store-It Trust Executive Deferred Compensation Plan. Under the plan, the named executive officers can defer all or a portion of salary and/or bonus (including annual and long-term incentives) and have such amounts credited to a retirement distribution account and/or separate in-service distribution accounts.  We will provide a matching deferred compensation amount that is equal to the difference between the total matching contribution the named executive officer would have received under our 401(k) plan without regard to the limitations imposed pursuant to Sections 402(g), 415 and 417 of the Internal Revenue Code and the actual matching contribution the named executive officer receives under the 401(k) plan, provided the named executive officer has made the maximum elective deferrals to the 401(k) plan. The Compensation Committee may, in its discretion, approve an additional credit to a participant’s account as non-elective deferred compensation.

Investment Earnings.  Each distribution account is credited with the returns of the investment options selected by the named executive officers, which include investment options that are available in our 401(k) plan, or such other investment fund(s) as the Compensation Committee may designate from time to time.

Elections and Distributions.  Elections to defer compensation must be made no later than the close of the preceding taxable year and are irrevocable as of the first day of the plan year to which it relates, except that (i) in the case of a hardship distribution, the election may be cancelled for the remainder of the plan year, and (ii) a participant who has elected a lump sum distribution from the retirement distribution account may make a subsequent election to delay commencement of payment of such amount for a period of five years from the date such payment would otherwise have been made.  In the case of any performance-based compensation for services performed over a period of 12 months, an election to defer must be made no later than six months before the end of the performance period.

Upon retirement, balances in the retirement distribution account will be made in a lump sum or in annual installments over five, 10 or 15 years. Upon termination of employment other than retirement (other than on account of death), benefits in the retirement distribution account will be distributed in a lump sum 60 days following separation from service. Distributions from the in-service account will be made in one lump sum or in annual installments over two, three, four or five years, except that participants may not elect distribution of compensation earned in a plan year that is less than two years prior to the plan year elected for distribution. In the event of death prior to commencement of distribution from either the retirement distribution account or the in-service distribution account, benefits under the plan shall be payable to a participant’s beneficiary either in a lump sum or in the manner elected by the participant at the time the deferral election was made.

Equity Compensation Plans

The following table sets forth certain information regarding our equity compensation plans as of December 31, 2010.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a)
	(a)		(b)		(c)
Equity compensation plans approved by shareholders	5,013,760	(1)	$10.38	(2)	4,902,492
Equity compensation plans not approved by shareholders	—		—		—
Total	5,013,760		$10.38		4,902,492

(1)                                  Excludes 671,822 shares subject to outstanding restricted share unit awards.

(2)                                  This number reflects the weighted-average exercise price of outstanding options and has been calculated exclusive of outstanding restricted unit awards.

EMPLOYMENT AGREEMENTS AND POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

In December 2008, we entered into an amended and restated employment agreement with Mr. Marr, which agreement was further amended and restated in January 2011. In January 2009 and November 2009, we entered into employment letter agreements with Mr. Foster and Mr. Hartman, respectively.  Mr. Foster’s employment letter agreement was amended and restated in April 2011.  In June 2010, we entered into amended and restated employment agreements with each of Messrs. Jernigan and Martin.  These agreements require us to provide compensation to them upon termination of their employment in certain circumstances.  We describe below these circumstances and the payments and benefits that we would be required to provide.  In the following discussion, the term “executive” refers to Messrs. Jernigan and Martin, as applicable, and the term “employment agreement” refers to the respective employment agreement for each of them.  We discuss potential payments upon termination with respect to Mr. Marr and Mr. Foster separately below.  In the event of a termination of Mr. Hartman’s employment, Mr. Hartman will have no right to receive any compensation or benefits under his employment letter agreement on or after the effective date of termination, other than any accrued and unpaid salary and vacation and reimbursement for any expenses incurred but not paid prior to the date of termination, but excluding any bonus to which he would have been entitled.

Messrs. Jernigan and Martin

Termination Without “Cause” or For “Good Reason”

If we terminate an executive’s employment without “cause” or if an executive terminates his employment for “good reason,” the executive will have the right to receive: accrued and unpaid salary and vacation prior to the date of termination; any unpaid bonus for the prior year; a pro rated bonus in the year of termination based on the target bonus for that year; reimbursement for expenses incurred but not paid prior to the date of termination; continued medical, prescription and dental benefits for 18 months; and a cash severance payment equal to three times, with respect to Mr. Jernigan, and 2.99 times, with respect to Mr. Martin, the sum of (1) his annual salary as of the date of the termination of the employment agreement, and (2) the average of the sum of the two previous annual bonuses.

Each employment agreement defines “cause” as the executive’s: conviction for any felony or a misdemeanor involving moral turpitude; commission of an act of fraud, theft or dishonesty related to our business or the business of our affiliates or to his duties; willful and continuing failure or habitual neglect to perform his duties; material violation of confidentiality covenants or his noncompetition agreement; or willful and continuing breach of such employment agreement by the executive.

Each employment agreement defines “good reason” as: a material reduction in the executive’s authority, duties and responsibilities or the assignment to the executive of duties materially and adversely inconsistent with his position; a material reduction in the executive’s annual salary; our failure to obtain a reasonably satisfactory agreement from any successor to our business to assume and perform the employment agreement; our requirement that the executive’s work location be moved more than 50 miles from our office where the executive works effective as of the date of the employment agreement unless the executive’s new work location would be closer to his primary residence; or our material and willful breach of the employment agreement.

Mr. Jernigan and Mr. Martin are not entitled to receive any excise tax gross-up payments upon a change in control.

Termination For “Cause” or Without “Good Reason”

If we terminate an executive’s employment for “cause,” or if an executive voluntarily terminates his employment without “good reason,” both terms having the definitions listed above, the executive will have no right to receive any compensation or benefits under his employment agreement on or after the effective date of termination, other than any accrued and unpaid salary and vacation and reimbursement for any expenses incurred but not paid prior to the date of termination, but excluding any bonus to which the executive would have been entitled.

Termination Upon Death or Disability

In the event Mr. Martin’s employment is terminated for disability or death, he or, in the event of his death, the beneficiaries of his estate, will receive accrued and unpaid salary and vacation and reimbursement for any expenses incurred but not paid prior to the date of termination; any unpaid bonus for the prior year; and a pro rated bonus in the year of termination based on the target bonus for that year; and all equity awards will become fully vested and exercisable.

In the event Mr. Jernigan’s employment is terminated for disability or death, he or, in the event of his death, the beneficiaries of his estate, will receive accrued and unpaid salary and vacation and reimbursement for any expenses incurred but not paid prior to the date of termination; any unpaid bonus for the prior year; an amount equal to (1) in the case of death, a pro rated bonus in the year of termination based on the target bonus for that year and (2) in the case of termination due to disability, two (2) times the sum of (a) Mr. Jernigan’s annual salary and (b) the average of the two previous annual bonuses; and all equity awards will become fully vested and exercisable.

Nonrenewal

With respect to Mr. Martin, if we elect not to renew Mr. Martin’s employment agreement, he will have the right to receive a cash severance payment equal to one times the sum of (1) his annual salary as of the date of expiration of the term of the employment agreement, and (2) the average of the sum of the two previous annual bonuses paid to Mr. Martin pursuant to a bonus plan established by the Compensation Committee.

Mr. Marr

Termination Without “Cause” or For “Good Reason”

Under the employment agreement with Mr. Marr, if we terminate Mr. Marr’s employment without “cause” or if Mr. Marr terminates his employment for “good reason,” Mr. Marr will have the right to receive: accrued and unpaid salary and vacation prior to the date of termination; any unpaid bonus for the prior year; a pro rated bonus in the year of termination based on the target bonus for that year; reimbursement for expenses incurred but not paid prior to the date of termination; continued medical, prescription and dental benefits for 18 months; and a cash severance payment equal to 3.0 times the sum of (1) his annual salary as of the date of the termination of the employment agreement, and (2) the average of the sum of the two previous annual bonuses paid to Mr. Marr pursuant to a bonus plan established by the Compensation Committee.  In addition, all equity awards would become fully vested and exercisable.

Mr. Marr’s employment agreement defines “cause” as his: conviction for any felony or a misdemeanor involving moral turpitude; commission of an act of fraud, theft or dishonesty related to our business or the business of our affiliates or to his duties; willful and continuing failure or habitual neglect to perform his duties; material violation of confidentiality covenants or his noncompetition agreement; or willful and continuing breach of the employment agreement.

Mr. Marr’s employment agreement defines “good reason” as: a material reduction in the executive’s authority, duties and responsibilities or the assignment to him of duties materially and adversely inconsistent with his position; a material reduction in the executive’s annual salary; our failure to obtain a reasonably satisfactory agreement from any successor to our business to assume and perform the employment agreement; our requirement that the executive’s work location be moved more than 50 miles from our office where the executive works effective as of the date of the employment agreement unless the executive’s new work location would be closer to his primary residence; or our material and willful breach of the employment agreement.

Mr. Marr is not entitled to receive any excise tax gross-up payments upon a change in control.

Termination For “Cause” or Without “Good Reason”

If we terminate Mr. Marr’s employment for “cause,” or if he voluntarily terminates his employment without “good reason,” both terms having the definitions listed above, Mr. Marr will have no right to receive any compensation or benefits under the employment agreement on or after the effective date of termination, other than any accrued and unpaid salary and vacation and reimbursement for any expenses incurred but not paid prior to the date of termination, but excluding any bonus to which the executive would have been entitled.

Termination Upon Death or Disability

In the event Mr. Marr’s employment is terminated for disability or death, he or the beneficiaries of his estate would receive any accrued and unpaid salary and vacation and reimbursement for any expenses incurred but not paid prior to the date of termination; any unpaid bonus for the prior year; and a pro rated bonus in the year of termination based on the target bonus for that year; and all equity awards would become fully vested and exercisable.

Nonrenewal

If we elect not to renew Mr. Marr’s employment agreement for the annual period commencing on January 1, 2014 through December 31, 2014, Mr. Marr would have the right to receive a cash severance payment equal to the sum of (a) $1,500,000 plus (b) any unpaid annual salary earned and accrued prior to the end of the term of Mr. Marr’s employment agreement, any annual incentive bonus for the final year of the term of the employment agreement that was awarded but not then paid, payment of accrued but unused vacation time and reimbursement for expenses incurred by not yet paid prior to the expiration of the term of Mr. Marr’s employment agreement.

If we elect not to renew Mr. Marr’s employment agreement for any annual period commencing on or after January 1, 2015, Mr. Marr would have the right to receive any unpaid annual salary earned and accrued prior to the end of the term of his employment agreement, any annual incentive bonus for the final year of the term of the employment agreement that was awarded but not then paid, payment of accrued but unused vacation time and reimbursement for expenses incurred but not yet paid prior to the expiration of the term of his employment agreement.

Mr. Foster

Termination Without “Cause” or For “Good Reason”

Under the employment letter agreement with Mr. Foster, if we terminate Mr. Foster’s employment without “cause” or if Mr. Foster terminates his employment for “good reason” other than within one year following a change in control, Mr. Foster will have the right to receive accrued and unpaid salary and vacation prior to the date of termination; any unpaid bonus for the prior year; reimbursement for expenses incurred but not paid prior to the date of termination; an allowance for the use of an automobile and medical, prescription and dental benefits for 18 months; and a cash severance payment equal to 1.20 times the sum of (1) his annual salary as of the date of the termination of the employment letter agreement, and (2) the average of the sum of the two previous annual bonuses paid to Mr. Foster pursuant to a bonus plan established by the Compensation Committee.

Under the employment letter agreement with Mr. Foster, if within one year following a change in control we terminate Mr. Foster’s employment without “cause” or if Mr. Foster terminates his employment for “good reason,” Mr. Foster will have the right to receive accrued and unpaid salary and vacation prior to the date of termination; any unpaid bonus for the prior year; a pro rated bonus in the year of termination based on the target bonus for that year; reimbursement for expenses incurred but not paid prior to the date of termination; medical, prescription and dental benefits for 18 months; and a cash severance payment equal to 2.99 times the sum of (1) his annual salary as of the date of the termination of the employment letter agreement, and (2) the average of the sum of the two previous annual bonuses paid to Mr. Foster pursuant to a bonus plan established by the Compensation Committee.  In addition, all grants and awards of equity (and any accrued dividends or distributions thereon) held by Mr. Foster shall become fully vested and exercisable on the effective date of his termination.

The terms “cause” and “good reason” have substantially similar meanings as set forth above under “— Termination Without Cause or For Good Reason” with respect to Mr. Marr.  The term “change in control” shall have the meaning given to it in the Company’s Amended and Restated 2007 Equity Incentive Plan.

Mr. Foster is not entitled to receive any excise tax gross-up payments upon a change in control.

Termination For “Cause” or Without “Good Reason”

If we terminate Mr. Foster’s employment for “cause,” or if he voluntarily terminates his employment without “good reason,” both terms having the definitions listed above, Mr. Foster will have no right to receive any compensation or benefits under the employment letter agreement on or after the effective date of termination, other than any accrued and unpaid salary and vacation and reimbursement for any expenses incurred but not paid prior to the date of termination, but excluding any bonus to which the executive would have been entitled.

Termination Upon Death or Disability

In the event Mr. Foster’s employment is terminated for disability or death, he or the beneficiaries of his estate would receive any accrued and unpaid salary and vacation prior to the date of termination; reimbursement for any expenses incurred but not paid prior to the date of termination; any unpaid bonus for the prior year; a pro rated bonus in the year of termination based on the target bonus for that year; and all equity awards would become fully vested and exercisable.

Payments Upon Termination or Change in Control Table for 2010

The following table includes an estimate of the potential payments and benefits to which our Named Executive Officers would be entitled upon termination of employment in each of the circumstances described above. Except as otherwise set forth above, these payments would be made in a lump sum following termination.  In providing the estimated potential payments, we have made the following general assumptions in all circumstances where applicable:

•             The date of termination is December 31, 2010, the closing price of our common shares on that date is $9.53 and the amended and restated employment agreement with Mr. Marr and the amended and restated employment letter agreement with Mr. Foster entered into and effective after December 31, 2010 had been entered into and in effect at December 31, 2010;

•             The annual salary at the time of termination is equal to the base salaries that were in effect as of December 31, 2010 for each executive as follows: D. Jernigan, $610,000; C. P. Marr, $410,000; T. M. Martin, $275,000; J. P. Foster, $255,000; and S. P. Hartman, $220,000;

•             For purposes of the cash severance payment calculation for Messrs. Jernigan, Martin, Marr, and Foster the bonus is equal to the average of the last two years’ annual incentive bonuses paid to each of Messrs. Jernigan, Martin, Marr and Foster as follows:  D. Jernigan, $1,075,125; T. M. Martin, $288,750; C. P. Marr, $578,100; and J.P. Foster $201,610;

•             The value of restricted shares that vests upon termination is based on the closing price of our common shares of $9.53 on December 31, 2010;

•             The stock options that vest upon termination are valued at the difference between the strike price of the stock option and the market value of our common shares on December 31, 2010;

•             Four weeks of vacation are unused, accrued and unpaid;

•             There is no unpaid bonus for the prior year;

•             There is no accrued and unpaid salary;

•             There is no unpaid reimbursement for expenses incurred prior to the date of termination;

•             Our cost for continued medical, prescription and dental benefits is constant over the benefit period and is provided for 18 months at a cost of $2,102.67 per month; and

•             Our cost for Mr. Foster’s continued use of an automobile for 18 months is constant over the benefit period and is provided at a cost of $1,083.25 per month.

Name	Change in Control	Without Cause; For Good Reason	Death or Disability		Nonrenewal	For Cause; Without Good Reason
D. Jernigan	$9,038,455	$9,038,455		(1)	$1,735,958	$50,833
C. P. Marr	$5,392,302	$5,392,302	$2,390,154		$1,534,167	$34,167
T. M. Martin	$3,197,678	$3,197,678	$1,474,218		$586,667	$22,917
J. P. Foster	$2,256,692	$626,528	$853,581		—	$21,250
S. P. Hartman (2)	—	—	—		—	—

(1)          In the event of Mr. Jernigan’s disability, Mr. Jernigan will receive a disability payment equal to $7,315,482. In the event of Mr. Jernigan’s death, Mr. Jernigan’s beneficiaries will receive a payment equal to $3,945,232.

(2)          Mr. Hartman will have no right to receive any compensation or benefits under his employment letter agreement on or after the effective date of termination, other than any accrued and unpaid salary and vacation and reimbursement for any expenses incurred but not paid prior to the date of termination, but excluding any bonus to which he would have been entitled.

Other Terms of the Employment Agreements

Pursuant to the employment agreements, and in the case of Mr. Foster, his employment letter agreement, each of Messrs. Jernigan, Foster, Marr and Martin are eligible to participate in any bonus plan established by the Compensation Committee for executive officers, may participate in any group life, hospitalization, disability, health, pension, profit sharing and other benefit plans we adopt with respect to our comparable senior level executives.  Each of our named executive officers are provided with use of a company car.

Non-Compete Agreements

In addition to the employment agreements, our named executive officers (other than Mr. Foster and Mr. Hartman) also entered into noncompetition agreements with us. The noncompetition agreements contain covenants not to compete for a period that is the longer of either the three-year period beginning as of the date of the noncompetition agreement (the five-year period in the case of Mr. Jernigan) or the period of the executive’s service with us or any of our direct or indirect subsidiaries plus an additional one-year period. The noncompetition agreements provide that each of the executives will not directly or indirectly engage in any business involving self-storage facility development, construction, acquisition or operation or own any interests in any self-storage facilities, in each case in the United States of America, other than direct or indirect ownership by the executive of up to five percent of the outstanding equity interests of any public company. The noncompetition agreements also contain a nonsolicitation covenant that applies to employees and independent contractors. The nonsolicitation covenant lasts for a period that is the longer of either the three-year period (the five-year period in the case of Mr. Jernigan) beginning as of the date of the noncompetition agreement or the period of the executive’s service with us or our direct or indirect subsidiaries plus an additional two-year period.

SECURITY OWNERSHIP OF MANAGEMENT

The following table lists the amount of common shares beneficially owned and the percentage of ownership by our trustees, each of our named executive officers, and our trustees and executive officers as a group.  The number of shares and percentage of ownership is based on 99,427,944 common shares outstanding on March 15, 2011. In general, “beneficial ownership” includes those common shares that a trustee or executive officer has the power to vote or transfer, and options that are exercisable currently or that become exercisable within 60 days.  Except as otherwise noted, the persons named in the table below have sole voting and investment power with respect to all the common shares listed opposite his or her name.  The address of each person listed below is c/o U-Store-It Trust, 460 East Swedesford Road, Suite 3000, Wayne, Pennsylvania 19087.

Name	Common Shares (3)	Options Currently Exercisable or Exercisable within 60 Days	Percent of Class (4)
Trustees
W. M. Diefenderfer III (1)	134,842	[-0-]	*
P. Bussani	18,331	[-0-]	*
H. S. Haller (2)	53,198	[-0-]	*
M. M. Keler	63,574	[-0-]	*
D. J. LaRue	67,637	[-0-]	*
J.F. Remondi	27,334	[-0-]	*
J. F. Rogatz	7,479	[-0-]	*
Named Executive Officers
D. Jernigan	363,057	1,712,250	2.09%
C. P. Marr	181,924	789,801	*
T. M. Martin	97,584	383,818	*
J. P. Foster	57,170	47,285	*
S. P. Hartman	21,212	[-0-]	*
Trustees and Named Executive Officers as a group (12 persons)	1,093,342	2,933,154	4.04%

*    Less than 1% of the outstanding common shares.

(1)          Common shares include 5,005 deferred shares held in the U-Store-It Trust Deferred Trustees Plan for the benefit of W. M. Diefenderfer that are issuable to him after he ceases to serve as a trustee of the Company.  W. M. Diefenderfer does not have voting rights with respect to these deferred shares, but his account is credited with dividend equivalents that are payable in common shares.

(2)          Common shares include 5,361 deferred shares held in the U-Store-It Trust Deferred Trustees Plan for the benefit of H.S. Haller that are issuable to him after he ceases to serve as a trustee of the Company.  H. S. Haller does not have voting rights with respect to these deferred shares, but his account is credited with dividend equivalents that are payable in common shares.

(3)          This column does not include the following phantom shares held by the trustees and named executive officers in deferred compensation plans of the Company, which are payable in cash after the trustee or named executive officer ceases service with the Company.

Name	Phantom Shares
W. M. Diefenderfer III	4,505
H. S. Haller	21,016
D. J. LaRue	22,555
C. P. Marr	3,406
T. M. Martin	13,124

(4)          Shares issuable pursuant to the U-Store-It Trust Deferred Trustees Plan and shares issuable pursuant to the exercise of stock options that are either immediately exercisable or exercisable within 60 days of March 15, 2011 are deemed to be outstanding and beneficially owned by the person to whom such shares are issuable for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following persons are known by us to be the beneficial owners of more than 5% of our outstanding common shares. Unless otherwise indicated, the following information is as of March 15, 2011 and is based solely upon information set forth in Schedules 13D and 13G filed by such persons with the Securities and Exchange Commission.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class

FMR, LLC (1)	11,930,798	12.44%
BlackRock, Inc. (2)	8,420,476	8.78%
The Vanguard Group, Inc. (3)	8,376,515	8.73%
Todd C. Amsdell (4)	8,106,384	8.15%
LaSalle Investment Management (Securities), L.P. (5)	4,663,492	4.9%

(1)          Based on information provided by FMR, LLC (“FMR”) in a Schedule 13G/A filed with the SEC on February 14, 2011.   FMR has sole voting power with respect to 4,754,704 of these shares and sole dispositive power with respect to 11,930,798 of these shares.  The address of FMR is 82 Devonshire Street, Boston, MA 02109.

(2)          Based on information provided by BlackRock, Inc. (“BlackRock”) in a Schedule 13G filed with the SEC on February 9, 2011.   BlackRock has sole voting power with respect to 8,420,476 of these shares and sole dispositive power with respect to 8,420,476 of these shares.  The address of BlackRock is 40 East 52nd Street, New York, NY 10022.

(3)          Based on information provided by The Vanguard Group, Inc. (“Vanguard”) in a Schedule 13G/A filed with the SEC on February 10, 2011.   Vanguard has sole voting power with respect to 138,941 of these shares, sole dispositive power with respect to 8,237,574 of these shares and shared dispositive power with respect to 138,941 of these shares.  The address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(4)          Based on information provided by Todd C. Amsdell, a former executive officer, in a Schedule 13D filed with the SEC on March 9, 2009 and subsequent Forms 4 filed with SEC on August 20, 2010, September 1, 2010 and September 15, 2010, Todd C. Amsdell has sole voting power with respect to 8,106,384 of these shares and sole dispositive power with respect to 8,106,384 of these shares.  Mr. Amsdell disclaims beneficial ownership, except to the extent of his pecuniary interest therein, of 3,921,850 shares owned by the Robert J. Amsdell Family Irrevocable Trust and 3,921,850 shares owned by the Loretta Amsdell Family Irrevocable Trust.  Mr. Amsdell is the sole business advisor of these trusts, and based on the latest information that we have, in this capacity, he has the sole power to direct the voting and disposition of these shares.  The address for Todd C. Amsdell is 20445 Emerald Parkway Drive, SW, Suite 220, Cleveland, Ohio 44135.

(5)          Based on information provided by LaSalle Investment Management (Securities), L.P. (“LaSalle”) in a Schedule 13G filed with the SEC on February 11, 2011.  La Salle has sole voting power with respect to 699,450 of these shares and sole dispositive power with respect to 4,663,492 of these shares.  The address for LaSalle is 200 East Randolph Drive, Chicago, Illinois 60601.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our trustees and executive officers, and holders of more than 10% of our common shares, to file with the SEC reports about their ownership of our common shares. Such trustees, officers and 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. We generally assist current trustees and executive officers in filing these reports based on information obtained from them and from our records.

SEC regulations require us to identify in this Proxy Statement anyone who filed a required report late during the most recent fiscal year. Based on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that during 2010 all Section 16(a) filing requirements were satisfied on a timely basis except for one (1) Form 4 filed by each of Barry Amsdell and Robert Amsdell, in each case in respect of one transaction.  Each of Mr. B. Amsdell and Mr. R. Amsdell subsequently filed a Form 4 reporting the late transaction.

AUDIT COMMITTEE MATTERS

Audit Committee Report

One of the principal purposes of the Audit Committee is to assist the Board of Trustees in the oversight of the integrity of our financial statements. Our management team has the primary responsibility for our financial statements and the reporting process, including the system of internal controls and disclosure controls and procedures. For the fiscal year 2010, KPMG LLP, our independent registered public accounting firm, audited the annual financial statements in accordance with standards of the Public Company Accounting Oversight Board (PCAOB) prepared by management and expressed an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America. In carrying out its responsibilities, the Audit Committee has reviewed and has discussed our audited consolidated financial statements for the year ended December 31, 2010 with our management. Management represented to the Audit Committee that our financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

The Audit Committee also is responsible for assisting the Board of Trustees in the oversight of the qualification, independence and performance of KPMG LLP. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 114, Communication with Audit Committees (which supersedes Statement on Auditing Standard No. 61, as amended). The Audit Committee has received from KPMG LLP the written disclosures and the letter required by applicable requirements of the PCAOB regarding KPMG LLP’s communications with the Audit Committee concerning independence, and has discussed with KPMG LLP its independence.  In addition, the Audit Committee has considered whether the provision of non-audit services, and the fees charged for such non-audit services, by KPMG LLP are compatible with maintaining the independence of the independent registered public accounting firm from us.

Based on the reviews and discussions described above, the Audit Committee recommended to the Board of Trustees that our audited consolidated financial statements for fiscal year 2010 be included in our Annual Report on Form 10-K for the year ended December 31, 2010.

Respectfully submitted, The Audit Committee of the Board of Trustees David J. LaRue (Chairman) Marianne M. Keler John F. Remondi Jeffrey F. Rogatz

Change in Independent Registered Public Accounting Firm

As previously reported in our Current Report on Form 8-K filed on April 7, 2009, on April 3, 2009, the Audit Committee of the Board of Trustees approved the dismissal of Deloitte & Touche LLP as our independent registered public accounting firm, effective April 3, 2009.

The report of Deloitte & Touche LLP on our financial statements for the year ended December 31, 2008 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During the year ended December 31, 2008 and through April 3, 2009, there were no disagreements between us and Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Deloitte & Touche LLP’s satisfaction, would have caused Deloitte & Touche LLP to make a reference to the matter in its reports on our financial statements for those periods.

During the year ended December 31, 2008 and through the date of their dismissal, there were no “reportable events” (as defined by Item 304 (a)(1)(v) of Regulation S-K).

Deloitte & Touche LLP has furnished a letter to us addressed to the SEC, which we filed as Exhibit 16.1 to our Current Report on Form 8-K filed on April 7, 2009, stating that it agrees with the foregoing statements.

Effective April 3, 2009, the Audit Committee of our Board engaged KPMG LLP to serve as our independent registered public accounting firm for the years ending December 31, 2009 and December 31, 2010, and to perform procedures related to the financial statements included in our Quarterly Reports on Form 10-Q, as amended, which commenced with and included the quarter ended March 31, 2009.

During the year ended December 31, 2008, and during any subsequent interim period prior to the date of the engagement of KPMG LLP as our independent registered public accounting firm, neither we nor anyone acting on our behalf consulted with KPMG LLP regarding (1) either: (a) the application of accounting principles to a specific transaction, either completed or proposed; or (b) the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that KPMG LLP concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (2) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Fees Paid to Our Independent Registered Public Accounting Firm

The following table summarizes the fees billed by KPMG LLP for services rendered during, or in connection with, our 2010 and 2009 fiscal year.

	2010	2009
Audit Fees	$715,000	$625,000
Audit-Related Fees (1)	$90,000	$70,300
Tax Fees (2)	$285,935	$200,000
All Other Fees	—	—
Total	$1,000,935	$895,300

(1)          Audit-Related Fees for 2010 include fees to review various registration statements and other agreements.  Audit-Related Fees for 2009 include fees to review various registration statements filed during 2009 as well as fees to review various other agreements.

(2)          Tax fees for 2010 and 2009 related to tax consulting services.

All audit and permissible non-audit services provided by KPMG LLP to us were approved by the Audit Committee, either pursuant to the Audit Committee’s Audit and Non-Audit Services Pre-Approval Policy or through a separate pre-approval by the Audit Committee, which concluded that the provision of such services by KPMG LLP was compatible with the maintenance of that firm’s independence from us.

The following table summarizes the fees billed by Deloitte & Touche LLP for services rendered during, or in connection with, our 2010 and 2009 fiscal years, as applicable:

	2010	2009
Audit Fees	—	—
Audit-Related Fees (1)	$0	$213,850
Tax Fees	—	—
All Other Fees	—	—
Total	$0	$213,850

(1)          Audit-Related Fees for 2009 include fees to review various registration statements as well as fees to review various other agreements.

All audit and permissible non-audit services provided by Deloitte & Touche LLP to us were approved by the Audit Committee, either pursuant to the Audit Committee’s Audit and Non-Audit Services Pre-Approval Policy or through a separate pre-approval by the Audit Committee, which concluded that the provision of such services by Deloitte & Touche LLP was compatible with the maintenance of that firm’s independence from us.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee’s policy is to review and pre-approve either pursuant to the Audit Committee’s Audit and Non-Audit Services Pre-Approval Policy or through a separate pre-approval by the Audit Committee, any engagement of our independent registered public accounting firm to provide any audit or permissible non-audit service to us. Pursuant to the Audit and Non-Audit Services Pre-Approval Policy, which is annually reviewed and reassessed by the Audit Committee, a list of specific services within certain categories of services, including audit, audit-related, tax and other services, are specifically pre-approved for the upcoming or current fiscal year, subject to an aggregate maximum annual fee payable by us for each category of pre-approved services.  Any service that is not included in the approved list of services must be separately pre-approved by the Audit Committee. In addition, all audit and permissible non-audit services in excess of the pre-approved fee level, whether or not included on the approved list of services, must be separately pre-approved by the Audit Committee. The Audit Committee has delegated authority to its chairman to specifically pre-approve engagements for the performance of audit and permissible non-audit services, for which the estimated cost for each specified type of service shall not exceed $300,000. The chairman must report all pre-approval decisions to the Audit Committee at its next scheduled meeting and provide a description of the terms of the engagement, including (a) the type of services covered by the engagement, (b) the dates the engagement is scheduled to commence and terminate, (c) the estimated fees payable by us pursuant to the engagement, (d) other material terms of the engagement, and (e) such other information as the Audit Committee may request.

PROPOSAL 2:
RATIFICATION OF THE APPOINTMENT OF KPMG LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Trustees appointed KPMG LLP to serve as our independent registered public accounting firm for the year ending December 31, 2011.

The Board of Trustees asks shareholders to ratify the appointment of KPMG LLP as our independent registered public accounting firm.  Although ratification is not required by our bylaws or otherwise, the Board believes ratification by shareholders is a matter of good corporate governance. If the appointment is not ratified, the Audit Committee will consider whether it is appropriate to select another registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and in the best interests of our shareholders.  We expect a representative of KPMG LLP to be present at the annual meeting.  The representative will have the opportunity to make a statement and will be available to respond to appropriate questions.

Vote Required and Recommendation of the Board of Trustees

Ratification of the appointment of KPMG LLP requires the affirmative vote of a majority of the votes cast on the proposal (which means the votes cast “for” the proposal must exceed the votes cast “against” the proposal). Abstentions on this proposal are not counted as votes cast  and will therefore have no effect on the outcome of the vote on this proposal and uninstructed shares on this proposal held by a bank or broker may be voted in the discretion of the bank or broker and treated as votes cast.

OUR BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE AUDIT COMMITTEE’S APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2011.

PROPOSAL 3:
ADVISORY VOTE ON EXECUTIVE COMPENSATION

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.  We are providing this vote as required pursuant to section 14A of the Exchange Act.

As described in detail under the heading “Compensation Discussion and Analysis — Executive Compensation” our executive compensation programs are designed to attract, retain and motivate our named executive officers, who are critical to our success.  Under these programs, our named executive officers are rewarded for the achievement of specific annual, long-term and strategic goals, corporate goals, and the realization of increased shareholder value.  Please read the “Compensation Discussion and Analysis” for additional details about our executive compensation programs, including information about the fiscal year 2010 compensation of our named executive officers.

The Compensation Committee continually reviews the compensation programs for our named executive officers to ensure they achieve the Board’s commitment to provide executive compensation programs that conform with generally accepted best pay practices and align our executive compensation structure with our shareholders’ interests.  As a result of its review process, in fiscal year 2010 and for fiscal year 2011 the Compensation Committee approved the entry into amended and restated employment agreements with Messrs. Jernigan, Marr, and Martin and an amended and restated employment letter agreement with Mr. Foster and established annual incentive compensation goals that aligned annual incentive awards with shareholder return.

We are asking our shareholders to indicate their support for our named executive officer compensation as described in this proxy statement.  This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.  Accordingly, we will ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s Proxy Statement for the 2011 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2010 Summary Compensation Table and the other related tables and disclosures.”

Approval, by a non-binding, advisory vote, of our executive compensation requires the affirmative vote of a majority of all votes cast on this proposal.  Abstentions and broker non-votes will therefore have no effect on the outcome of the vote on this proposal.  Because the say-on-pay vote is advisory, however, it is not binding on the Company, the Compensation Committee or our Board of Trustees.  Our Board of Trustees and our Compensation Committee value the opinions of our shareholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

OUR BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

PROPOSAL 4:
ADVISORY VOTE ON THE FREQUENCY OF
AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Act also enables our shareholders to indicate how frequently we should seek an advisory vote on the compensation of our named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules, such as Proposal 3 included in this proxy statement.  We are providing this vote as required pursuant to section 14A of the Exchange Act.  By voting on this Proposal 4, shareholders may indicate whether they would prefer an advisory vote on named executive officer compensation once every one, two, or three years.

We understand that our shareholders may have different views as to what is the best approach for U-Store-It, and we look forward to hearing from our shareholders on this Proposal.  As such, our Board makes no recommendation on a vote for the frequency with which shareholders are provided an advisory vote on executive compensation.  Our Board intends to adopt a policy regarding the frequency with which shareholders are provided an advisory vote on executive compensation based on the option that receives the highest number of votes cast by shareholders.  However, because this vote is advisory and not binding on the Board of Trustees or us in any way, the Board may decide that it is in the best interests of our shareholders and us to hold an advisory vote on executive compensation more or less frequently than the option approved by our shareholders.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting when you vote in response to the resolution set forth below.

“RESOLVED, that the option of once every one year, two years, or three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which the Company is to hold a shareholder vote to approve the compensation of the named executive officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules (which disclosure shall include the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and disclosure).”

The shareholders’ recommendation regarding the frequency of holding an advisory vote on our executive compensation requires the affirmative vote of a majority of all votes cast on this proposal.  Abstentions and broker non-votes will have no effect on the outcome of the vote on this proposal.  In the event that no option receives a majority of the votes cast, we will consider the option of one year, two years or three years that receives the highest number of votes cast by shareholders to be the preferred frequency for the advisory vote on executive compensation that has been recommended by our shareholders.

OUR BOARD OF TRUSTEES MAKES NO RECOMMENDATION ON A VOTE FOR THE FREQUENCY WITH WHICH SHAREHOLDERS ARE PROVIDED AN ADVISORY VOTE ON EXECUTIVE COMPENSATION, AS DISCLOSED PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

OTHER MATTERS

Other Matters to Come Before the 2011 Annual Meeting

No matters are to be presented for action at the annual meeting other than as set forth in this proxy statement. If other matters properly come before the meeting or any adjournment or postponement thereof, however, the persons named in the accompanying proxy will vote all proxies solicited by this proxy statement as recommended by the Board of Trustees, or, if no recommendation is given, in their own discretion.

Shareholder Proposals and Nominations for the 2012 Annual Meeting

Any shareholder proposal pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act to be considered for inclusion in our proxy materials for the next annual meeting of shareholders must be received at our principal executive offices no later than December 10, 2011.

In addition, any shareholder who wishes to propose a nominee to the Board of Trustees or propose any other business to be considered by the shareholders (other than a shareholder proposal for inclusion in our proxy materials pursuant to Rule 14a-8) must comply with the advance notice provisions and other requirements of Article II, Section 12 of our bylaws, which are on file with the SEC and may be obtained from the Secretary of U-Store-It Trust upon request. These notice provisions require that nominations of persons for election to the Board of Trustees and the proposal of business to be considered by the shareholders for the 2012 annual meeting must be received no earlier than the close of business on December 10, 2011 and no later than the close of business on January 9, 2012.

In addition, such shareholder’s notice must set forth:

•                  as to each person whom the shareholder proposes to nominate for election or reelection as a trustee:

(1)          the name, age, business address and residence address of such person,

(2)          the class and number of shares of beneficial interest of U-Store-It Trust that are beneficially owned or owned of record by such person, the date(s) on which each such security was acquired, and any short interest in any such security (including any opportunity to profit or share in any benefit from any decrease in the price of any such security) held by such person,

(3)          a description of all direct and indirect compensation and other material relationships during the past three years between or among such shareholder or any person associated with such shareholder, on the one hand, and each proposed nominee, and his or her associates, on the other hand, and

(4)          all other information relating to such person that is required to be disclosed in solicitations of proxies for election of trustees in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a trustee if elected);

•                  as to any other business that the shareholder proposes to bring before the meeting, a description in reasonable detail of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder (including any anticipated benefit to the shareholder therefrom) and of each beneficial owner, if any, on whose behalf the proposal is made; and

•                  as to the shareholder giving the notice and each beneficial owner, if any, on whose behalf the nomination or proposal is made:

(1)          the name and address of such shareholder, as they appear on our share ledger and current name and address, if different, of such beneficial owner,

(2)          the class and number of shares of each class of beneficial interest of U-Store-It Trust that are owned beneficially and of record by such shareholder and owned beneficially by such beneficial owner, the date(s) on which each such security was acquired, and any short interest in any such security (including any opportunity to profit or share in any benefit from any decrease in the price of any such security) held by such shareholder or any beneficial owner, if any, on whose behalf the proposal is made,

(3)          a description of any economic interest in or any other right with respect to (including from a third party), any of our shares (or any rights, options or other securities convertible into or exercisable or exchangeable for such securities or any obligations measured by the price or value of any such securities, including, without limitation, any swaps or other derivative arrangements) held by such shareholder or any beneficial owner on whose behalf the proposal is made,

(4)          a description of any agreements, arrangements or understandings between or among such shareholder or beneficial owner, on the one hand, and any other persons, on the other hand, in connection with the nomination of any person for election as a trustee,

(5)          a representation that such shareholder intends to appear in person or by proxy at the annual meeting to nominate any person(s) named in its notice or to bring such proper business included in its notice before the annual meeting and whether or not such shareholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the U-Store-It’s outstanding shares of beneficial interest required to elect the proposed nominee(s) or approve the proposal(s) included in its notice and/or otherwise to solicit proxies from shareholders in support of the election of the proposed nominee(s) or the proposal, and

(6)          all other information relating to such shareholder that is required to be disclosed in solicitations of proxies for election of trustees in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act.

Householding of Proxy Materials

If you and other residents at your mailing address own common shares in street name, your broker or bank may have sent you a notice that your household will receive only one Annual Report and proxy statement for each company in which you hold shares through that broker or bank. This practice of sending only one copy of proxy materials is known as “householding.” If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker has sent one copy of our Annual Report and proxy statement to your address. You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm and your account number to Householding Department, 51 Mercedes Way, Edgewood, NY 11717 (telephone number: 1-800-542-1061). The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if you did not receive an individual copy of this proxy statement or our Annual Report, we will send a copy to you if you address your written request to or call U-Store-It Trust, 460 East Swedesford Road, Suite 3000, Wayne, Pennsylvania 19087, Attention: Corporate Secretary (telephone number: 610- 293-5700). If you are receiving multiple copies of our Annual Report and proxy statement, you can request householding by contacting our Corporate Secretary in the same manner.

* * * *

By Order of the Board of Trustees

Jeffrey P. Foster Secretary

Wayne, Pennsylvania

April 8, 2011